As filed with the Securities and Exchange Commission on June 9, 2009
Registration No. 333-157976
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COMMERCE STREET PANTHEON
MORTGAGE ASSET SECURITIZATIONS LLC
(Exact name of registrant as specified in its charter)

Texas	26-4343325
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue
Suite 2020
Dallas, Texas 75201
(214) 545-6800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Nolan Smith
Secretary
1700 Pacific Avenue
Suite 2020
Dallas, Texas 75201
(214) 545-6800
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Brad B. Arbuckle, Esq.
Miller, Canfield, Paddock and Stone, PLC
840 West Long Lake Road, Suite 200
Troy, Michigan 48098
(248) 879-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit(1)	Offering Price(1)	Fee(2)
Agency Security Pass-Through Certificates	$1,000,000,000	100%	$1,000,000,000	$55,800

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Previously paid. Amount was calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in an offering of Agency Security Pass-Through Certificates.

The information in this preliminary prospectus supplement and the preliminary prospectus are not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement and the preliminary prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, JUNE 9, 2009

[FORM OF] PROSPECTUS SUPPLEMENT
(To Prospectus dated [          ])

$[     ]
(Approximate)
Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ]
Agency Security Pass-Through Certificates, Series [     ]

Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [ ] Issuing Entity	Commerce Street Pantheon Mortgage Asset Securitizations LLC Depositor	Commerce Street Holdings, LLC Sponsor

[NAME OF SECURITIES ADMINISTRATOR] Securities Administrator	[NAME OF TRUSTEE] Trustee

You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement.

This prospectus supplement may be used to offer and sell the Agency Security Pass-Through Certificates, Series [     ] (the “Certificates”) offered hereby only if accompanied by the prospectus.

	Price to		Underwriting		Proceeds to the
Certificate Class	Public(1)		Discount(2)		Depositor(1)(2)

		%		%		%
		%		%		%
Total [(3)]	$		$		$

(1)	Plus accrued interests from [date] to the date of delivery.

(2)	[The underwriting discount varies by class and aggregates $ , which constitutes 0. % of the aggregate price to the public. The aggregate proceeds to the depositor will be approximately $ , before deducting expenses payable by the depositor, estimated to be $ (including reimbursement of certain expenses of the underwriters.]

(3)	[Assumes the sale of all of the offered Certificates.]

[The offered Certificates are offered by the underwriters on a “best efforts” basis , which means that the underwriters are not required to sell any specific number or dollar amount of the offered Certificates but will use their best efforts to sell the offered Certificates. However, no offered Certificates will be sold unless all of the offered certificates are sold by [date]. Funds received by the underwriters will be deposited at, and held by, [          ], an independent escrow agent, in a non-interest bearing account. If an investor’s subscription is not is not accepted, then the investor’s funds will be returned promptly, without interest and without deduction.]

[Alternative, to the above if applicable: BOSC, Inc., Commerce Street Capital LLC and Melvin Securities, LLC, as underwriters, will purchase the offered certificates from the depositor at a price equal to [     ]% of their face value, plus accrued interest, if applicable, from the closing date and offer such certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.]

The Offered Certificates

[          ] classes of the Certificates are being offered hereby. The offered Certificates, together with their class designations, initial class principal balances, initial pass-through rate and pass-through rate formulae and certain other characteristics are set forth in the table below and on page S-[  ] of this prospectus supplement. Principal and interest, as applicable, on the offered Certificates will be payable [monthly] to the extent described in this prospectus supplement. The first expected distribution date will be [          ].

			Final	Expected
	Class	Pass-Through	Scheduled	Final
	Principal	Rate or	Distribution	Distribution	CUSIP
Class	Balance(1)	Formulae(2)	Date(3)	Date(4)	Number	Initial Certificate Ratings

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	[For fixed rate Certificates, the applicable interest rate will be set forth in the table For variable rate Certificates, the following disclosure will be set forth in a footnote: The Class [ ] Certificates will accrue interest at a per annum rate of [ %] during the initial variable interest accrual period. During each succeeding variable interest accrual period, the Class [ ] Certificates will accrue interest at a rate of [ ]% per annum in excess of [insert specific index from alternatives listed in the accompanying prospectus], subject to a maximum rate of [ ]% per annum and a minimum rate of [ ]% per annum. The securities administrator will be responsible for implementing and calculating all applicable interest rate adjustments.]

(3)	The final scheduled distribution date for the offered Certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing Agency Securities.

(4)	The expected final distribution date, based upon a constant prepayment rate of [ ]% (to optional termination date) annually and the structuring assumptions used in this prospectus supplement, each as described in this prospectus supplement under “Yield, Prepayment and Maturity Considerations.” The actual final distribution date for each class of Certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

The offered Certificates will represent obligations of only, and beneficial ownership interests in only, Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ] (the “issuing entity” or the “trust”) and will not represent ownership interests in or obligations of the sponsor, the depositor, the securities administrator, the trustee, the underwriter or any of their affiliates or any other entity. The offered Certificates are neither insured nor guaranteed by, and do not represent obligations of the United States government or any other government agency or instrumentality.

The Certificates will not be listed an any exchange.

The Trust

The assets of the trust will consist primarily of (i) Ginnie Mae guaranteed mortgage pass-through certificates having the characteristics further described in this prospectus supplement and (ii) the payments due on those Ginnie Mae certificates. (The Ginnie Mae certificates are referred to in this prospectus supplement as “Agency Securities.”) The full and timely payment of principal of and interest on such Agency Securities is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The trust will elect to be treated as a REMIC for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered certificates, other than the Class [     ] Certificates, will be made in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about [          ].

BOSC, INC.
Commerce Street Capital, LLC
Melvin Securities, LLC
[date]

Note: The exhibits to this prospectus supplement are incorporated in this prospectus supplement by this reference

IMPORTANT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

You should rely on the information contained in this prospectus supplement and the accompanying prospectus or to which we have referred you in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities.

We provide information to you about the offered Certificates in two separate documents that progressively provide more detail:

•	The accompanying prospectus, which provides general information, some of which may not apply to the offered Certificates; and

•	This prospectus supplement, which describes the specific terms of the offered Certificates.

The depositor’s principal executive offices are located at 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201. Its telephone number is (214) 545-6800.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

General

Issuing Entity	Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [ ], a common law trust formed under the laws of the State of New York.

See “The Issuing Entity” in this prospectus supplement and in the accompanying prospectus for more information.

Title of Series	Agency Security Pass-Through Certificates, Series [ ].

Sponsor	Commerce Street Holdings, LLC, a Texas limited liability company.

See “The Sponsor” in this prospectus supplement and the accompanying prospectus for more information.

Depositor	Commerce Street Pantheon Mortgage Asset Securitizations LLC.

See “The Depositor” in this prospectus supplement and the accompanying prospectus for more information.

Trustee	[ ].

See “Administration of the Trust — The Trustee” in this prospectus supplement for more information.

Securities Administrator	[ ]. The securities administrator will act as paying agent, prepare monthly distribution statements and certain tax reporting information for certificateholders and prepare and file tax returns and periodic SEC reports for the trust. The securities administrator will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.

See “Administration of the Trust — The Securities Administrator” in this prospectus supplement for more information.

[Sellers/Originators]	[If applicable, there will be included disclosures regarding the sellers or originators of the Agency Securities in accordance with Item 1110 of Regulation AB.]

[See “The Sellers” in this prospectus supplement for more information.]

Assets of the Trust	The assets of the trust will consist primarily of Agency Securities that are insured or guaranteed by Ginnie Mae and the payment due on those Agency Securities. The Agency Securities are “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Certificate Issuers”) under the Ginnie Mae I and/or the Ginnie Mae II program.

See “Description of the Agency Securities” in this prospectus supplement.

Exhibit [ ], which is a part of this prospectus supplement and is incorporated in this prospectus supplement by this reference, sets forth certain information about the Agency Securities that are expected to be delivered by the depositor to the trust on the closing date. Such information includes descriptions of the type of each Agency Security, the approximate outstanding principal amount thereof, and the approximate weighted average remaining term thereof.

On the closing date, the primary assets of the trust will be conveyed to the trust by the depositor in exchange for the Certificates. The deposit trust agreement does not provide for the removal or substitution of the Agency Securities deposited in the trust.

The depositor will have purchased such assets on or about the closing date either from one or more Ginnie Mae Certificate Issuers at negotiated prices or in the secondary market at negotiated prices. The depositor’s assignment of the Agency Securities and other assets to the trust will be without recourse to the depositor or the sellers of such Agency Securities. The depositor will not have any obligation for payments on the Certificates or the Agency Securities, and will have no other obligations with respect to the Certificates following their issuance or to the issuing entity except to the limited extent set forth in the deposit trust agreement.

See “The Deposit Trust Agreement — Transfer of the Agency Securities” in this prospectus supplement for more information.

Credit Enhancement	The full and timely payment of the principal of and interest on the Agency Securities is insured or guaranteed by Ginnie Mae. The Ginnie Mae guaranty, which is backed by the full faith and credit of the United States of America, ensures the full and timely payment of principal of and interest on such Agency Securities. The guaranteed payments consist of scheduled monthly principal due or received on the mortgage loans underlying such Agency Securities, any unscheduled prepayments or other recoveries of principal due or received on such underlying mortgage loans , and interest at the rate provided for in such Agency Securities.

See “Credit Enhancement” in this prospectus supplement and the accompanying prospectus for more information.

Closing Date	On or about [ ].

Distribution Dates	On the [25th] day of each month, or if the [25th] day is not a business day, on the succeeding business day, beginning in [ ].

Scheduled Final Distribution Date	The distribution date in [ ], based upon the first distribution date after the date of the last scheduled payment of the latest maturity date of any Agency Security [in Agency Security group [ ]]. The actual final distribution date could be substantially earlier.

Offered Certificates	The [ ] classes of Certificates described in the tables on page S-[ ] of this Summary will be offered under this prospectus supplement and the prospectus. The offered Certificates, other than the Class [ ] Certificates, will be book-entry certificates clearing through The Depository Trust Company in the U.S. or upon request through Clearstream or Euroclear in Europe. The Class [ ]

Certificates will be issued as a single certificate in fully registered, certificated form.

See “Description of the Certificates — Book-Entry Registration” and “— Definitive Certificates” in this prospectus supplement.

Minimum Denominations	The offered Certificates, other than the Class [ ] Certificates, will be issued in minimum denominations (by principal balance) of $[ ] and integral multiples of $[ ] in excess thereof. The Class [ ] Certificate will have an initial certificate principal balance of $[ ]. Only with respect to initial European investors, offered certificates must be purchased in minimum total investments of at least $[100,000].

Certificate Designations	Each class of Certificates will have different characteristics, some of which are reflected in the following general designations. [General designations will vary by transaction.]

• Offered Certificates Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

• Principal Only Certificates Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

• Interest Only Certificates Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

•

• Fixed Rate Certificates Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

• Variable Rate Certificates Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

Book-Entry Certificates All classes of certificates other than the Class [ ] Certificates.

• Residual Certificate Class [ ] Certificates.

• Non-Offered Certificates Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] Class [ ], Class [ ], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates.

[Payments of interest on the classes of interest-only certificates will primarily be based only on the interest collections from the related Agency Securities.]

[Payments of interest and principal on the Class [ ], Class [ ]], Class [ ], Class [ ], Class [ ] and Class [ ] Certificates will be based on the interest and principal collections from all of the Agency Securities.]

The Certificates

The Certificates consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below designated “The Offered Certificates” are offered by this prospectus supplement.

The Offered Certificates

		Pass-Through	Final Scheduled	Expected Final
	Class Principal	Rate or	Distribution	Distribution	CUSIP	Initial
Class	Balance(1)	Formula(2)	Date(3)	Date(4)	Number	Certificate Ratings

						[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

The Non-Offered Certificates

Class Principal
	Balance or	Pass-Through	Final Scheduled	Expected Final
	Notional	Rate or	Distribution	Distribution	CUSIP
Class	Balance(1)	Formula(2)	Date(3)	Date(4)	Number	Initial Certificate Ratings

[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	[For fixed rate Certificates, the applicable interest rate will be set forth in the table For variable rate Certificates, the following disclosure will be set forth in a footnote: The Class [ ] Certificates will accrue interest at a per annum rate of [ %] during the initial variable interest accrual period. During each succeeding variable interest accrual period, the Class [ ] Certificates will accrue interest at a rate of [ ]% per annum in excess of [insert specific index from alternatives listed in the accompanying prospectus], subject to a maximum rate of [ ]% per annum and a minimum rate of [ ]% per annum. The securities administrator will be responsible for implementing and calculating all applicable interest rate adjustments.]

(3)	The final scheduled distribution date for each class of Certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing Agency Securities.

(4)	The expected final distribution date, based upon a constant prepayment rate of [ ]% (to optional termination date) annually and the structuring assumptions used in this prospectus supplement, each as described in this prospectus supplement under “Yield, Prepayment and Maturity Considerations.” The actual final distribution date for each class of Certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

Agency Securities

The assets of the trust will consist primarily of Agency Securities that are insured or guaranteed by Ginnie Mae and the payments due on such Agency Securities. Each such Agency Security is a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae-approved issuer of Ginnie Mae certificates under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Agency Securities is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America.

The Agency Securities do not constitute a liability of, or evidence any recourse against, the issuer of the Agency Security, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

For more information about the Agency Securities that are expected to be delivered by the depositor to the trust on the closing date you should refer to “Description of the Agency Securities” in this prospectus supplement and to Exhibit [  ] to this prospectus supplement, which exhibit is a part of this prospectus supplement and is incorporated in this prospectus supplement by this reference. Such information includes certain identifying information with respect to each Agency Security, including type, pool no. CUSIP no., issue date, the approximate initial outstanding principal amount, approximate weighted average remaining term to stated maturity, the pass-through rate. the stated maturity date and the distribution dates.

Interest Payments on the Certificates

General

Interest on the offered Certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

[Fixed Rate Certificates]

[For each class of fixed rate Certificates: Interest on the Class [     ] Certificates for any distribution date will be calculated at an annual rate equal to [          ].]

[Variable Rate Certificates]

[For variable rate Certificates: The Class [     ] Certificates will accrue interest at a per annum rate of [     %] during the initial variable interest accrual period. During each succeeding variable interest accrual period, the Class [     ] Certificates will accrue interest at a rate of [     ]% per annum in excess of [insert specific index from the alternatives listed in the accompanying prospectus], subject to a maximum rate of [     ]% per annum and a minimum rate of [     ]% per annum. The securities administrator will be responsible for implementing and calculating all applicable interest rate adjustments.]

See “Description of the Certificates” in this prospectus supplement.

[May vary in accordance with the structure of transaction.]

Principal Payments on the Certificates

Principal will be paid to holders of the offered Certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates — Principal.”

Payment Priorities

On each distribution date, and after payment of the fees and expenses of the trustee and the securities administrator, the securities administrator will apply the amounts collected [in respect of the Agency Securities] [in an applicable Agency Security group] available for payment generally, as follows: [first to the payment of interest then accrued and payable on the Certificates and second to the payment of the principal of the Certificates then payable].

[May vary by transaction.]

See “Description of the Certificates” in this prospectus supplement for additional information.

Optional Termination of the Trust

Commerce Street Pantheon Mortgage Asset Securitizations, LLC, in its capacity as depositor, or its assignee, may purchase from the trust all of the Agency Securities and retire all related outstanding Certificates on or after that date that is the earlier of [date] and the date when the aggregate stated principal balance of the Agency Securities is [     ]% or less of the aggregate stated principal balance of such Agency Securities as of the closing date. In the event that the option is exercised, the repurchase will be made at a price equal to the then aggregate principal balance of the Agency Securities. Proceeds from the repurchase will be distributed to the holders of the Certificates in accordance with the deposit trust agreement. Any such repurchase of the Agency Securities will result in the early retirement of any outstanding Certificates. We refer to the option of the depositor (or, alternatively, its assignee) to repurchase the Agency Securities from the trust as the “optional termination” in this prospectus supplement.

[Per Item 1103(a)(3)(vii) of Regulation AB, the depositor will identify and briefly summarize any other events in the deposit trust agreement that can trigger liquidation or amortization of the assets of the trust or other performance triggers that would alter the transaction structure of the flow of funds.]

See “The Deposit Trust Agreement — Optional Termination of the Trust” in this prospectus supplement for additional information.

Fees and Expenses of the Trust

Before payments are made on the Certificates, the fees and expenses of the securities administrator and the trustee will be paid by the trust from the payments received on the Agency Securities.

See “Fees and Expenses of the Trust” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for each class of the offered Certificates will be the applicable distribution date specified in the table on page S-[     ]. The actual final distribution date for each class of the offered Certificates may be earlier, and could be substantially earlier, than the applicable final scheduled distribution date.

Ratings

It is a condition to the issuance of the offered Certificates that the certificates initially have the ratings from [          ] and [          ], set forth in the table on page S-[  ]. The ratings on the offered Certificates address the likelihood that the holders of the offered Certificates will receive all distributions from the Agency Securities to which they are entitled.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of Miller, Canfield, Paddock and Stone, PLC, for federal income tax purposes, the trust will comprise a “real estate mortgage investment conduit” or REMIC. Each offered Certificate (other than the Class [     ] Certificate) will represent ownership of REMIC “regular interests.” The Class [     ] Certificate will represent the sole “residual interest” in each REMIC created under the deposit trust agreement related to group [          ], group [          ] and group [          ].

The offered Certificates (other than the Class [     ] Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered Certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the accompanying prospectus for additional information.

ERISA Considerations

Subject to the requirements set forth under “ERISA Considerations” in this prospectus supplement, the offered certificates, other than the Class [     ] Certificate, may be purchased by employee benefit plans or other retirement arrangements subject to Title I of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of an offered certificate (other than the Class [     ] Certificate) is consistent with its

fiduciary duties under applicable law and does not result in a non-exempt prohibited transaction under applicable law.

The Class [     ] Certificate may not be acquired for, or with the assets of, such employee benefit plans or other retirement arrangements except as described under “ERISA Considerations” in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Legal Investment Considerations

The offered certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See “Legal Investment Considerations” in this prospectus supplement and in the accompanying prospectus.

Listing

The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

Transaction Structure

RISK FACTORS

The offered Certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered Certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered Certificates are complex securities. You should possess, either alone or together with your investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered Certificates:

Market demand for asset-backed securities such as the Certificates may be reduced due to continued adverse market and economic conditions and negative publicity relating to the asset backed markets in general, which may limit your ability to resell your Certificates or reduce the market price of your Certificates.	The capital and credit markets, and the asset-backed securities market in particular, have recently experienced and continue to experience disruptions and volatility, and the United States economy has entered a recession. Additionally, asset-backed securities and securitizations have recently received substantial negative publicity over the past few months, and, as a result, may be perceived negatively in the marketplace or by certain investors. Certain government programs are designed to ameliorate these developments. If, however, these trends continue or worsen, this may result in reduced market demand for asset-backed securities, including your Certificates. As a result, your ability to resell your Certificates may be limited and the market price of your Certificates may decline.
Because the Certificates will not represent a recourse obligation of the depositor or of others, your recourse will be limited.	The Certificates will be obligations only of the applicable issuing trust. The Certificate will not represent a recourse obligation of or interest in the sponsor, the depositor, the trustee, the securities administrator, any underwriter, or any of their respective affiliates. None of the sponsor, the depositor, the trustee, the securities administrator, any underwriter, or any of their respective affiliates will insure or guarantee the Certificates. Although the underlying Agency Securities will be insured or guaranteed by Ginnie Mae, the offered Certificates are neither insured nor guaranteed by, and do not represent obligations of the United States government or any other government agency or instrumentality. Any obligation of the depositor with respect to the Certificates will only be pursuant to some limited representations and warranties with respect to the assets deposited in the trust. The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.
Recent developments in the residential mortgage market may adversely affect the performance of the mortgage loans underlying the Agency Securities and could adversely affect the yield on your Certificates	Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your Certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate or hybrid mortgage loans. Borrowers with adjustable payment or hybrid mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period may result in significantly increased monthly payments for borrowers with adjustable rate or hybrid mortgage loans.
Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their adjustable rate or hybrid mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.
In addition, numerous lenders that originate residential mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans in general, as well as from claims for repurchase of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representation and warranties made with respect to the mortgage loans, such as fraud claims. The critical financial conditions of many mortgage lenders is also attributable to the increasing rate of delinquencies and foreclosures on adjustable rate mortgage loans.
You should consider that the general market conditions discussed above may affect the performance of the underlying mortgage loans and may adversely affect the yield on your Certificates.
Your Certificates are subject to liquidity risk and may be difficult to resell resell your certificates	Asset-backed securities such as the offered Certificates are subject to liquidity risk. Illiquidity can have a severely negative impact on the prices and value of the offered Certificates. The offered Certificates generally will not have an established trading market when issued and there can be no assurance that such a market will develop or, if one does develop, that it will be liquid at all times. The secondary markets for some asset-backed securities have experienced periods of illiquidity in the past and can be expected to do so again in the future, especially during times of adverse financial developments.
Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk. Consequently, absent a sufficiently liquid secondary market, you may not be able to sell your Certificates readily or at prices that will enable you to realize your desired yield. The market values of the Certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The rate of prepayment on the mortgage loans underlying the Agency Securities is uncertain and may adversely affect the average life of and yield on your certificates	The mortgage loans underlying the Agency Securities may be prepaid. The rate of prepayments is influenced by many factors, including those factors described elsewhere in this prospectus supplement, and cannot be predicted.

Payments of principal, including prepayments, on an Agency Security in the trust will result in a payment of principal on the related certificates.
	•	If you purchase your Certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
	•	If you purchase your Certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
	•	If you purchase your Certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
	•	If you purchase your Certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
	•	The rate of prepayments on the underlying mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the underlying mortgage loans, the underlying mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the underlying mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the underlying mortgage loans are likely to decrease.
See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.
An investment in the certificates may not be appropriate for some investors	The offered Certificates may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered Certificates. This may be the case due, for example, to the following reasons:
	•	The yield to maturity of offered Certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans underlying the Agency Securities.
	•	The rate of principal distributions on and the weighted average lives of the offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans underlying the Agency Securities and the priority of principal distributions among the classes of certificates entitled to principal. Accordingly, the offered Certificates may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions.
	•	You may not be able to reinvest distributions on an offered Certificate at a rate at least as high as the pass-through rate applicable to your certificate, since distributions generally are expected to be greater during periods of relatively low interest rates.
	•	Your investment in any of the offered Certificates may be ended before you desire if the optional termination of the trust is exercised.

Military action and terrorist attacks may adversely impact the performance of the mortgage loans	The effects that military action by U.S. forces in Iraq or other regions, possible terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans underlying the Agency Securities or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans underlying the Agency Securities. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.
In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of underlying mortgage loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws (the “Relief Act”). Interest payable to holders of the senior certificates and the subordinate certificates will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act.
[This is a “best efforts” offering and the underwriters are not obligated to purchase any of the Certificates]	[The offered Certificates are offered by the underwriters on a “best efforts” basis , which means that the underwriters are not required to sell any specific number or dollar amount of the offered Certificates but will use their best efforts to sell the offered Certificates. However, no offered Certificates will be sold unless all of the offered certificates are sold by [date]. Funds received by the underwriters will be deposited at, and held by, [ ], an independent escrow agent, in a non-interest bearing account. If an investor’s subscription is not is not accepted, then the investor’s funds will be returned promptly, without interest and without deduction.]

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from projected results. Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

INTRODUCTION

Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ] (the “issuing entity” or the “trust”) is a common law trust formed under New York state law. The issuing entity will issue its Agency Security Pass-Through Certificates, Series [     ] on the closing date pursuant to a deposit trust agreement among the depositor, the securities administrator and the trustee, dated as of the closing date. On the closing date, pursuant to the deposit trust agreement, the depositor will deposit into the trust the Agency Securities described in this prospectus supplement, which will constitute the primary assets of the trust.

DESCRIPTION OF THE AGENCY SECURITIES

The Agency Securities are Ginnie Mae guaranteed mortgage pass-through certificates evidencing beneficial ownership interests in pools of first lien, one- to four-family, fixed rate residential mortgage loans that are issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America.

The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Certificate Issuer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees equal to the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal on the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Certificate Issuer, the sponsor, the depositor, the securities administrator, any underwriter or any of their affiliates, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

For additional information regarding Ginnie Mae and the Agency Securities, see “The Trusts and the Trust Assets — Ginnie Mae Certificates” in the accompanying prospectus.

In addition, Exhibit [  ] to this prospectus supplement, which is a part of this prospectus supplement and is incorporated in this prospectus supplement by this reference, sets forth information about the Agency Securities that are expected to be delivered by the depositor to the trust on the closing date. Such information includes certain identifying information with respect to each Agency Security, including type, pool no. CUSIP no., issue date, the approximate initial outstanding principal amount, approximate weighted average remaining term to stated maturity, the pass-through rate. the stated maturity date and the distribution dates.

The Agency Securities that are expected to be transferred to the trust were selected because the anticipated payments on the Agency Securities, based on their stated pass-through rates, approximate outstanding principal amount, approximate weighted average remaining term and their weighted average pass-through rate , will be sufficient, irrespective of the rate of prepayments on such Agency Securities, to make timely distributions of interest on the Certificates, to begin distribution of the principal balance of each class of Certificates not later than its initial principal distribution date and to distribute the entire principal balance of each such class of Certificates not later than its final distribution date. In addition, such Agency Securities were selected because the full and timely payment of principal of and interest on the Agency Securities is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. See “Credit Enhancement” in this prospectus supplement and in the accompanying prospectus.

CREDIT ENHANCEMENT

The assets of a trust will consist primarily of one or more mortgage backed certificates insured or guaranteed by Ginnie Mae. The Ginnie Mae guaranty, which is backed by the full faith and credit of the United States of America, ensures the full and timely payment of principal of and interest on the Agency Securities. The guaranteed payments consist of scheduled monthly principal due or received on the underlying mortgage loans, any unscheduled prepayments or other recoveries of principal due or received on the underlying mortgage loans, and interest at the rate provided for in the Agency Securities.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”). The issuing entity will be subject to some of the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, will file reports thereunder and reports required under the deposit trust agreement with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s Web Site (http://www.sec.gov). Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Exchange Act reports as to any series filed with the SEC will be filed under the issuing entity’s name.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the servicing criteria established in Item 1122(d) of Regulation AB (Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123) (the “AB Servicing Criteria”), attestation reports, and statements of compliance, discussed in “Administration of the Trust — Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports, together with such other reports to certificateholders or information about the offered Certificates as shall have been filed with the SEC (and in each case as prepared and filed by the securities administrator) will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the SEC. The address of the website is: http://www.     .com. In addition, historical performance data with respect to the sponsor’s previous securitization transactions may be found on the securities administrator’s website at http://www.     .com. Information provided through this Internet address is not provided by the depositor and will not be deemed to be a part of this prospectus supplement, the prospectus or the registration statement for the Certificates offered hereby.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address]. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.

Various factors may affect the prepayment experience of the sponsor’s Agency Security pools. The various Agency Security pools for which performance information is shown at the above Internet address had initial characteristics that differed from one another and from the Agency Securities described in this prospectus supplement, and may have differed in ways that were material to the performance of those Agency Securities. These differing characteristics may include, among others, the types of mortgage loans underlying the Agency Securities, the average principal balances of the Agency Securities and the underlying mortgage loans, the weighted average interest rate and weighted average remaining term to maturity of the Agency Securities, and the presence or absence of prepayment penalties in the mortgage loans underlying the Agency Securities. We do not make any representation, and you should not assume, that the performance information shown at the above Internet address is in any way indicative of the performance of the Agency Securities described in this prospectus supplement.

THE ISSUING ENTITY

On the closing date, and until the termination of the trust pursuant to the deposit trust agreement, Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ] will be a common law trust formed under the laws of the State of New York pursuant to the deposit trust agreement.

The issuing entity will not have any employees, officers or directors. The trustee, the depositor, and the securities administrator will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the deposit trust agreement. The fiscal year end of the issuing entity will be [December 31]. See “The Deposit Trust Agreement” in this prospectus supplement.

Under the deposit trust agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust, borrow money on behalf of the trust or make loans from the assets of the trust to any person or entity, without an amendment of the deposit trust agreement to that effect agreed to by certificateholders and the other parties thereto as described in this prospectus supplement under “The Deposit Trust Agreement.”

If the assets of the trust are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor or the depositor, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE DEPOSITOR

The depositor is Commerce Street Pantheon Mortgage Asset Securitizations, LLC. The depositor has not guaranteed and is not otherwise obligated under the Certificates. A description of the depositor can be found in the accompanying prospectus under the heading “The Depositor.”

THE SPONSOR

The sponsor is Commerce Street Holdings LLC, a privately held Texas limited liability company.

The sponsor’s subsidiaries include Commerce Street Capital, LLC, a registered broker-dealer that is focused on serving financial institutions across the United States through three lines of business: investment banking, fund management and bank development. Commerce Street Capital, LLC is a member of FINRA and SIPC. Among its other activities, it raises capital for financial institutions, performs valuations and fairness opinions, and provides investment banking services. Its corporate headquarters are located at 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201 and our telephone number is (214) 545-6800.

[Commerce Street Holdings, LLC has not previously been active as a sponsor in the securitization market.]

[Since June [  ], 2009 Commerce Street Holdings, LLC has sponsored the offer and sale of approximately $[     ] of mortgage-backed securities similar to the Certificates. All of such mortgage-backed securities have been issued by trusts whose primary assets have been “fully-modified pass-through” mortgage-backed certificates issued under the Ginnie Mae I and or the Ginnie Mae II program and insured or guaranteed by Ginnie Mae. All of such mortgage-backed certificates have been acquired from unaffiliated entities. The sponsor initiates the securitization of the mortgage-backed certificates it acquires by transferring them to an unaffiliated special purpose entity, such as the depositor, which then transfers the loans to the issuing entity for the related securitization.]

Additional information regarding the sponsor can be found in the accompanying prospectus under the heading “The Sponsor.”

[THE SELLERS/ORIGINATORS]

[If applicable, there will be included disclosures regarding the sellers/originators of the Agency Securities in accordance with Item 1110 of Regulation AB.]

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

[Whether, and how, the sponsor, depositor and/or issuing entity is an affiliate of any of the following parties, as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties, will be described, if applicable: the securities administrator; the trustee; any significant obligor contemplated by Items 1119 and 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; and any other material party (such as a seller or originator) related to the offered Certificates and contemplated by Item 1100(d)(1) of Regulation AB.]

[The general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the trust and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates, will be described, if applicable.]

ADMINISTRATION OF THE TRUST

The Trustee

[          ] will be the trustee of the trust under the deposit trust agreement. The trustee’s “corporate trust office” is the corporate trust office of the trustee located initially at [          ], Attention: [          ], or such other address that the trustee may designate from time to time by notice to the certificateholders, the securities administrator and the depositor.

[Additional information regarding the trustee will be provided to the extent required under Item 1109(b)-(f) of Regulation AB.]

The trustee will be responsible for performing the trustee functions in accordance with the provisions of the deposit trust agreement, including but not limited to:

•	enforcing the obligations of the securities administrator under the deposit trust agreement; and

•	examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the deposit trust agreement;

See “The Deposit Trust Agreement — The Trustee” in this prospectus supplement.

The Securities Administrator

[          ] will act as securities administrator with respect to the offered Certificates.

[          ] is a [national banking association] and a wholly-owned subsidiary of [          ], which is a diversified financial services company with approximately $[     ] billion in assets, [          ] million customers and [          ] employees as of December 31, 2008. [          ] is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. [     ] provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor and its affiliates may maintain banking and other commercial relationships with [          ] and its affiliates. [          ] maintains principal corporate trust offices located at [          ] (among other locations), and its office for certificate transfer services is located at [          ].

Under the terms of the deposit trust agreement, the securities administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, [          ] is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust. [          ] has been engaged in the business of securities administration since [          ]. As of December 31, 2008, [          ] was acting as securities administrator with respect to more than $[     ] of outstanding residential mortgage-backed securities.

Administrative Responsibilities

The securities administrator will be responsible for performing the securities administration functions in accordance with the provisions of the deposit trust agreement, including but not limited to:

•	collecting monthly remittances of principal and interest on the Agency Securities and depositing such amounts into the related distribution account;

•	distributing all amounts on deposit in the distribution account to the certificateholders in accordance with the priorities described under “Descriptions of the Certificates — Priority of Distributions on the Certificates” on each distribution date;

•	preparing and distributing investor reports, including the monthly distribution date statement to certificateholders;

•	preparing and filing annual federal and (if required) state tax returns on behalf of the trust; and

•	preparing and filing periodic reports with the SEC on behalf of the trust with respect to the Certificates.

See “The Deposit Trust Agreement — The Securities Administrator” and “Description of the Certificates — Reports to Certificateholders” in this prospectus supplement.

Accounts

All amounts in respect of principal and interest received in respect of the Agency Securities will, before distribution thereof to the holders of Certificates, be deposited in accounts established in the name of the trustee or the securities administrator. Funds on deposit in these accounts may be invested in the eligible investments described below and in the accompanying prospectus by the party responsible for such account. The accounts will be established by the applicable parties listed below, and any investment income earned on each account will be retained or distributed as follows: [          ]

If funds deposited in any account are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related account by the person entitled to the investment earnings in such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the securities administrator, the trustee or any of their respective affiliates or for which an affiliate serves as an advisor will be considered an eligible investment:

•	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, [Freddie Mac, Fannie Mae] or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•	commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

[List of eligible investments may vary by transaction but will not be broader than the list set forth in the accompanying prospectus.]

Evidence as to Compliance

The deposit trust agreement will provide that on or before [          ] of each year, including any applicable periods of grace, beginning in March of [          ], the securities administrator will provide to the trustee and the depositor a report on an assessment of compliance with the AB Servicing Criteria with respect to the Certificates and the Agency Securities held by the trust.

Each party that is required to deliver a report on assessment of servicing compliance, must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate which AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance with such criteria.

The securities administrator will make available on its Internet website copies of the annual reports on assessment of compliance, attestation reports and statements of compliance as set forth above. These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

FEES AND EXPENSES OF THE TRUST

In consideration of their duties on behalf of the trust, the trustee and the securities administrator will receive from the assets of the trust certain fees as set forth in the following table:

	Frequency		How and When
Fee Payable to:	of Payment:	Amount of Fee:	Fee Is Paid:

Trustee	[Monthly]	[Insert fixed amount or formula for trustee’s fee, as applicable]	The monthly fee will be deducted by the Securities Administrator from the distribution account before payment of any amounts to certificateholders.
Securities administrator	[Monthly]	[Insert fixed amount or formula for securities administrator’s fee, as applicable.]	The monthly fee will be deducted by the Securities Administrator from the distribution account before payment of any amounts to certificateholders.

To the extent the securities administrator and the trustee are entitled to be reimbursed by the trust for expenses, they will be reimbursed before payments are made on the Certificates.

[The depositor will disclose, and set forth the relative priority of, all fees and expenses (including amounts payable to the securities administrator, amounts related to the selection and acquisition of Agency Securities and amounts that are reimbursed). Such disclosure will specify the source of each payment. See Item 1113(c) of Regulation AB.]

THE DEPOSIT TRUST AGREEMENT

General

The Certificates will be issued pursuant to a deposit trust agreement dated as of the closing date among the depositor, the trustee and the securities administrator (the “deposit trust agreement”). The assets of the issuing entity will in general consist of:

•	the Agency Securities; and

•	all payments on or collections in respect of the Agency Securities due after the closing date other than any retained interest and prepayment penalties, together with any proceeds thereof.

In the event of a bankruptcy of the sponsor or the depositor, it is not anticipated that the trust would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Transfer of the Agency Securities

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each of the Agency Securities, including all scheduled payments with respect to each Agency Security due after the closing date. The transfer to the trust of the Agency Securities and other assets to the trust will be without recourse to the depositor or the sellers of the Agency Securities. The depositor will represent and warrant that at the time of such conveyance, its interest in such Agency Securities and other assets is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the depositor.

Each transfer of the Agency Securities to the depositor and from the depositor to the trust will be intended to be a sale of the Agency Securities and will be reflected as such in the deposit trust agreement. However, in the event of insolvency of the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Agency Securities by the insolvent party as a financing secured by a pledge of the Agency Securities. In the event that a court were to recharacterize the sale of the Agency Securities as a financing, each of the depositor, as transferee of the Agency Securities, and the trustee will have a security interest in the Agency Securities transferred to it. The trustee’s security interest in any certificated Agency Securities will be perfected by delivery of the Agency Securities to the trustee. The trustee’s security interest in any uncertificated Agency Securities will be perfected by the registration of such Agency Securities directly or on the books of the clearing corporation or financial intermediary in the name of the trust for the benefit of the certificateholder.

The deposit trust agreement does not provide for the removal or substitution of the Agency Securities deposited in the trust.

Payments on Agency Securities; Deposits to Distribution Account

The securities administrator will establish and maintain a separate account (the “distribution account”) for the benefit of the holders of the certificates. The distribution account must be a segregated account that is:

•	an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•	an account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•	otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from each such rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the Agency Securities (excluding amounts representing fees and expenses of the trust that are payable out of the payments on the Agency Securities), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depositary institution with which it is held, or may be invested in certain eligible investments maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the eligible investments may mature on the related distribution date.

Matters Relating to the Trustee and the Securities Administrator

The trustee and the securities administrator will be entitled to reimbursement of all reasonable expenses incurred or made by the trustee and the securities administrator, respectively, in accordance with the deposit trust agreement, except for expenses incurred by the trustee or securities administrator, as the case may be, in the routine administration of its duties under the deposit trust agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee (in such capacity and in its individual capacity) and the securities administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the deposit trust agreement or in connection with the performance of its duties under the deposit trust agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the deposit trust agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the deposit trust agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the deposit trust agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee and itself any reimbursable expenses from the distribution account prior to the calculation of available funds and distributions to certificateholders. The fees of the trustee and the securities administrator will be paid from the distribution account prior to the calculation of available funds and distributions to certificateholders.

The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or securities administrator, as applicable. The depositor may remove the trustee or the securities administrator, and the trustee may remove the securities administrator, if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the deposit trust agreement, if the trustee or securities administrator becomes incapable of acting, bankrupt or insolvent, or if a receiver takes charge of the trustee or the securities administrator or its respective property. Upon such resignation or removal of the trustee, the depositor will be entitled to appoint a successor trustee. Upon such registration or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than [     ]% of the aggregate outstanding principal balance of the Certificates. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, shall be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee shall also be reimbursed any outstanding and unpaid costs and expenses.

Voting Rights

With respect to any date of determination, [     ]% of the voting rights will be allocated to each class of Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of that class and the denominator of which is the aggregate of the certificate principal balances of all classes then outstanding.

The voting rights allocated to a class of Certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance [(or certificate notional balance in the case of the interest-only certificates)] of each Certificate of that class and the denominator of which is the certificate principal balance [(or certificate notional balance in the case of the interest-only certificates)] of that class. However, any Certificate registered in the name of the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The deposit trust agreement may be amended by the depositor, the securities administrator and the trustee without the consent of the holders of the Certificates, for any of the purposes set forth under “The Deposit Trust Agreement — The Deposit Trust Agreement” in the accompanying prospectus. In addition, the deposit trust agreement may be amended by the depositor, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected Certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the deposit trust agreement or of modifying in any manner the rights of the holders of any class of Certificates. However, in no event, may any amendment:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered Certificates without the consent of the holders of all the affected Certificates; or

•	affect adversely in any material respect the interests of the holders of any class of offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing at least [ ]% of the aggregate outstanding principal amount of that class of Certificates; or

•	reduce the aforesaid percentages of the aggregate outstanding principal amounts of the offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

Optional Termination of the Trust

On any distribution date either after [insert date] or on which the then aggregate principal balance of the Agency Securities is equal to or less than [     ]% of their aggregate stated principal balance of the Agency Securities as of the closing date, the depositor, in its capacity as the depositor, or its assignee, will have the right to repurchase all of the Agency Securities then remaining in the trust. In the event that the option is exercised, the repurchase will be made at a price equal to the then aggregate principal balance of such Agency Securities. Proceeds from the repurchase will be distributed to the holders of the Certificates in accordance with the deposit trust agreement. Any such repurchase of the Agency Securities will result in the early retirement of any outstanding Certificates.

[Per Item 1103(a)(3)(vii) of Regulation AB, the depositor will identify and briefly summarize any other events in the deposit trust agreement that can trigger liquidation or amortization of the assets of the trust or other performance triggers that would alter the transaction structure of the flow of funds.]

Deficiency Event

Under the deposit trust agreement, a deficiency event with respect to the offered Certificates is the inability of the trustee or securities administrator to distribute to holders of one or more classes of offered Certificates in accordance with the terms of such offered Certificates and the deposit trust agreement, any payment of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the trust. Upon the occurrence of a deficiency event, the trustee or securities administrator is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular distribution dates) of all future scheduled payments on the Agency Securities underlying the Certificates, and other amounts receivable with respect to the trust towards payments on the Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable rates and to distribute in full the principal balance of each such offered Certificate on or before the latest final distribution date of any outstanding offered Certificates.

The trustee or securities administrator may, but need not, obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust to make such distributions on the outstanding Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

In the event that the trustee or securities administrator makes a positive determination of sufficiency, it will apply all amounts received in respect of the Certificates, as applicable (after payment of fees and expenses of the trust and accountants for the trust), to distributions on the Certificates in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following such positive determination, the trustee or securities administrator may resume making distributions on the Certificates expressly in accordance with their terms.

If the trustee or securities administrator is unable to make the positive determination described above with respect to the Certificates, as applicable, it will apply all amounts received in respect of the trust (after payment of trustee and securities administrator fees and expenses) for such Certificates to monthly distributions on the Certificates pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest rate borne by any of such Certificates. In such event, the holders of a majority in outstanding principal balance of the Certificates may direct the trustee to sell the trust, any such direction being irrevocable and binding upon the holders of all such Certificates and upon the owners of the residual interest in such trust. In the absence of such a direction the Trustee may not sell all or any portion of the trust.

Events of Default

An event of default with respect to the Certificates is defined in the deposit trust agreement as being:

•	a default by depositor in the observance of any covenant in the deposit trust agreement, and the continuation of any such default for a period of thirty days after notice to the depositor by the trustee, or to the depositor and the trustee by either the holders of at least 25% in principal amount of the Certificates outstanding or by the holders of at least 25% of the residual interests in the trust;

•	any representation or warranty made on behalf of the depositor in the deposit trust agreement or in any Certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, which inaccuracy is not cured within thirty days after notice thereof is given to the depositor by the trustee or to the depositor and the trustee by the holders of at least 25% of the aggregate original principal amount of the outstanding Certificates or by the holders of not less than 25% of the residual interest in the trust; or

•	certain events of bankruptcy, insolvency, receivership or reorganization of the depositor.

In case an event of default should occur and be continuing with respect to the Certificates, the trustee or holders of at least 25% in aggregate principal amount of the Certificates then outstanding or holders of not less than 25% of the residual interests in the trust may terminate all of the rights and obligations of the depositor under the deposit trust agreement. All authority and power of the depositor shall thereupon be vested in the trustee or the securities administrator as set forth in the deposit trust agreement.

DESCRIPTION OF THE CERTIFICATES

Set forth below is a summary description of the offered Certificates that does not purport to be complete. This description supplements, and should be read together with, the description of the material provisions of the deposit trust agreement set forth in this prospectus supplement and in the accompanying prospectus under the caption “Description of Securities.” We urge you to read the deposit trust agreement because it, and not such description, defines your rights as a holder of the Certificates. You may request a copy of the deposit trust agreement from us. See “Additional Information.”

General

Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ], the issuing entity, pursuant to the deposit trust agreement, will issue the following classes of Certificates relating to the Agency Securities:

•	the Class [ ] Certificates, and

•	the Class [ ] Certificates,

Only the Class [     ], Class [     ], Class [     ], Class [     ] and Class [     ] Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of offered Certificates will have the respective initial certificate principal balances set forth on the cover page of this prospectus supplement and on page S-[  ]. The initial certificate principal balances or certificate notional amount of the offered Certificates may vary in the aggregate by plus or minus [     ]%. On any date subsequent to the closing date, the certificate principal balance of a class of Certificates [(other than the interest-only Certificates)] will be equal to its initial certificate principal balance reduced by all amounts actually distributed as principal of that class on all prior distribution dates.

The classes of offered Certificates will have the respective pass-through rates described in this prospectus supplement under “— Interest— Pass-Through Rates” below.

The Class [     ], Class [     ] and Class [     ] Certificates are not offered by this prospectus supplement. The initial certificate principal balances and initial certificate notional balances [(in the case of the interest-only certificates)] of the non-offered Certificates are set forth in the table on page S-[ ], subject to the           percent variance described above. The pass-through rates for the non-offered certificates are described under “— Interest — Pass-Through Rates” below.

The offered Certificates other than the Class [     ] Certificates will be issued in book-entry form as described under “— Book-Entry Registration” below. The offered Certificates other than the Class [     ] Certificates will be issued in minimum dollar denominations of [$25,000] and integral multiples of $1 in excess thereof; provided, that, such certificates must be purchased in minimum total investments of at least [$100,000]. [The Class [     ] Certificate will be issued as a single certificate in physical form.]

The assumed final maturity date for a class of Certificates is based upon the first distribution date after the date of the last scheduled payment of the latest maturing Agency Security in the trust. The assumed final maturity date for each class of the offered Certificates is the distribution date in [          ].

Distributions on the offered Certificates will be made by the securities administrator on each distribution date, beginning in [          ], to the persons or entities in whose names the offered Certificates are registered at the close of business on the related record date. The record date for any distribution date with respect to the offered Certificates is the [last business day of the month immediately preceding the month in which that distribution date occurs].

Book-Entry Registration

The offered certificates, other than the Class [     ] Certificate, will be book-entry or “global” certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial certificate principal balance of each of those classes of certificates and which will be held by a nominee of The Depository Trust Company (“DTC”), and are collectively referred to as the “DTC registered certificates”. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A., referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the deposit trust agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see Exhibit [  ] to this prospectus supplement (which is incorporated in this prospectus supplement by this reference) and “The Securities — Book-Entry Registration” in the accompanying prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•	DTC or the depositor advises the securities administrator in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•	after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate certificate principal balance or notional amount [(in the case of the interest-only certificates)] advise the securities administrator and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners and the applicable participants consent to the termination.

In the case of any of the events described in the immediately preceding paragraph, the securities administrator will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the securities administrator will issue the definitive certificates. After that, the securities administrator will recognize the holders of those definitive certificates as certificateholders under the deposit trust agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Interest Payments on the Certificates

General

Interest on the offered Certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period for the offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

[Fixed Rate Certificates]

[For each class of fixed rate Certificates: Interest on the Class [     ] Certificates for any distribution date will be calculated at an annual rate equal to [          ].]

[Variable Rate Certificates]

[For variable rate Certificates: The Class [     ] Certificates will accrue interest at a per annum rate of [     %] during the initial variable interest accrual period. During each succeeding variable interest accrual period, the Class [     ] Certificates will accrue interest at a rate of [     ]% per annum in excess of [insert specific index from alternatives listed in the accompanying prospectus], subject to a maximum rate of [     ]% per annum and a minimum rate of [     ]% per annum. The securities administrator will be responsible for implementing and calculating all applicable interest rate adjustments.]

[The disclosure regarding the specific index will include the more detailed information regarding such index that is found in the accompanying prospectus.]

[May vary in accordance with the structure of transaction.]

See “Description of the Certificates” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered Certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates — Principal.”

Payment Priorities

On each distribution date, and after payment of the fees and expenses of the trustee and the securities administrator, the securities administrator will apply the amounts collected [in respect of the Agency Securities] [in an applicable Agency Security group] available for payment generally as follows: [first to the payment of interest then accrued and payable on the Certificates and second to the payment of the principal of the Certificates then payable.]

[May vary by transaction.]

See “Description of the Certificates” in this prospectus supplement for additional information.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each holder of a Certificate, the trustee [and the rating agency] a statement generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of Certificates;

•	the amount of the distributions set forth in the first clause above allocable to principal;

•	the amount of the distributions set forth in the first clause above allocable to interest;

•	the amount of any unpaid interest shortfall with respect to each class of certificates;

•	the certificate principal balance of each class of Certificates [(other than the interest-only certificates) and the notional balances of the interest-only Certificates] after giving effect to the distribution of principal on that distribution date;

•	the principal balance and pass-through rate of [each Agency Security] [of the Agency Securities in each Agency Security group], and the weighted average life and weighted average remaining term to stated maturity of the Agency Securities [in each Agency Security group];

•	the pass-through rate for each class of Certificates for that distribution date.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at www.[     ].com . Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (          )          -          . Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the deposit trust agreement, will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yield to maturity and weighted average life of each class of Certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term “prepayments” includes payments resulting from refinancing, and liquidations), and interest payments on the mortgage loans underlying the Agency Securities, the payment priorities and other characteristics of the Agency Securities, the purchase price paid for the Certificates and, if applicable, the occurrence of an optional termination of the trust with respect to the Agency Securities. No representation is made as to the anticipated rate of prepayments on the underlying mortgage loans or the anticipated yield to maturity of the Certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans underlying the Agency Securities and the suitability of the Certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans underlying the Agency Securities, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on such underlying mortgage loans. Other factors affecting prepayments of the underlying mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. Since Ginnie Mae guarantees the timely payment of installments of principal of and interest on the Agency Securities, the Certificates will not be impacted by losses in respect of the underlying mortgage loans.

Timing of Payments and Distributions.  The timing and amount of payments, including prepayments, on the underlying mortgage loans may significantly affect an investor’s yield. In general, the earlier a prepayment of principal on the underlying mortgage loans, the greater will be the effect on an investor’s yield to maturity on a related Certificate. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments on the mortgage loans underlying the Agency Securities.

Discounts and Premiums.  In the case of any Certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

Reinvestment Risk.  Because the Agency Securities may be prepaid, it is not possible to predict the rate at which distributions on the Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Final Distribution Date

The “Final Distribution Date” for distributions on each class of Certificates is the distribution date for that class occurring in [          ]. The Final Distribution Date for a class of Certificates is the distribution date on which the final distribution on the Agency Securities is scheduled to be made. Since the rate of payment (including prepayments) of principal on the mortgage loans underlying the Agency Securities can be expected to exceed the rate of payments used in calculating such final scheduled distribution, the date of the final distribution on each class of Certificates is expected to be earlier, and could be substantially earlier, than the Final Distribution Date. See “The Deposit Trust Agreement-Termination” in this prospectus supplement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The deposit trust agreement provides that the trust will constitute a “real estate mortgage investment conduit” or REMIC. An election will be made to treat the trust as a REMIC for federal income tax purposes.

Assuming compliance with the deposit trust agreement, in the opinion of Miller, Canfield, Paddock and Stone, PLC

•	the REMIC created pursuant to the deposit trust agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended (the “Code”);

•	each class of offered Certificates (other than the Class [ ] Certificate) will represent beneficial ownership of REMIC regular interests within the meaning of section 860G(a)(1) of the Code (the “regular certificates”); and

•	the Class [ ] Certificate will represent beneficial ownership of the residual interest in the REMIC within the meaning of section 860G(a)(2) of the Code.

Taxation of Regular Interests Generally

Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, certain classes of offered Certificates may be issued with original issue discount (“OID”). For purposes of the OID rules, if two or more classes of Certificates are acquired entirely by one beneficial owner at original issuance, then the classes of Certificates owned by such beneficial owner will be aggregated and treated as a single debt instrument. Consequently, if two or more classes of Certificates were so aggregated, then the beneficial owner would determine OID and qualified stated interest by reference to the combined cash flows on those classes of certificates. See “Material Federal Income Tax Considerations — Taxation of Securities Treated as Debt Instruments — Interest Income and OID ” in the accompanying prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR. No representation is made that the Agency Securities or the underlying mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

Certain Owners of the Offered Certificates

The offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) “real estate assets” under Section 856(c)(4)(A) of the Code, in each case, generally in the same proportion that the assets of the trust estate would be so treated. In addition, the offered certificates, except in the case of the Class [     ] Certificates, will be treated as an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC.

The Residual Certificate

The holder of the Class [     ] Certificate must include the taxable income of each REMIC, other than any REMIC related to group [     ], in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class [     ] Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax in all events.

The purchaser of the Class [     ] Certificate should consider carefully the tax consequences of an investment in residual certificates as discussed in the prospectus and is encouraged to consult its own tax advisors with respect to those consequences. See “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the accompanying prospectus. Specifically, prospective holders of the Class [     ] Certificate are encouraged to consult their tax advisors regarding whether, at the time of acquisition, the Class [     ] Certificate will be treated as a “non-economic” residual interest, a “non-significant value” residual interest or a “tax avoidance potential” residential interest. See “Material Federal Income Tax Considerations— REMIC Residual Certificates — Noneconomic REMIC Residual Certificates” in the accompanying prospectus. Additionally, for information regarding prohibited transactions and treatment of realized losses, see “Material Federal Income Tax Considerations — REMIC Residual Certificates” in the accompanying prospectus.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

STATE TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered Certificates under the tax laws of any state. Investors considering an investment in the offered Certificates are encouraged to consult their own tax advisors regarding those tax consequences.

All investors are encouraged to consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered Certificates.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans — and on certain other retirement benefit plans and arrangements, including individual retirement accounts and annuities, Keogh Benefit Plans, collective investment funds and insurance company general and separate accounts in which benefit plan accounts or arrangements are invested — and on persons who are fiduciaries with respect to these types of benefit plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Benefit Plans.”

ERISA prohibits “parties in interest” with respect to a Benefit Plan from engaging in certain transactions involving the Benefit Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Benefit Plans not covered under Section 4975 of the Code. Any Benefit Plan fiduciary which proposes to cause a Benefit Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Benefit Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the accompanying prospectus.

Certain employee benefit plans, including governmental Benefit Plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such Benefit Plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Benefit Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Benefit Plan’s investments be made in accordance with the documents governing the Benefit Plan. A fiduciary which decides to invest the assets of a Benefit Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

Fiduciary Considerations

None of the sponsor, the depositor, the trustee, the securities administrator or any other person makes any representation that the sale of any of the offered Certificates to a Benefit Plan or other purchaser acting on its behalf meets any relevant ERISA or other legal requirement for investment by Benefit Plans generally or any particular Benefit Plan, or that the investment is appropriate for Benefit Plans generally or any particular Plan.

Prospective Benefit Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets” and the applicability of any exemption prior to making an investment in the offered certificates. Each Benefit Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Benefit Plan, also taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA, subject to state laws overriding SMMEA. Certain state laws have enacted legislation overriding the legal investment provisions of SMMEA.

There may be restrictions on the ability of investors, including depository institutions, either to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See “Legal Investment Considerations” in the accompanying prospectus.

USE OF PROCEEDS

Approximately $[     ] of the proceeds from the sale of the offered Certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the Agency Securities (which will be acquired by the depositor or such affiliate in privately negotiated transactions). [Approximately $[     ] of the proceeds from the sale of the offered Certificates will used to pay issuance expenses of approximately $[      ].] [If applicable, and to the extent contemplated by Item 1107(j) of Regulation AB, disclosure will be made regarding the application of proceeds to the different trust accounts.]

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and [          ], [which is an affiliate of the depositor,] [the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered Certificates.] [the offered Certificates are being offered and sold by [          ] on a “best efforts” basis, which means that the underwriters are not required to sell any specific number or dollar amount of the offered Certificates but will use their best efforts to sell the offered Certificates. However, no offered Certificates will be sold unless all of the offered certificates are sold by [date].]

[We will establish an escrow account with [name], [address] (the “Escrow Agent”), under an escrow agreement among us, the Escrow Agent and the underwriters. Under the terms of the escrow agreement, all checks from investors will be deposited into such account until the earlier of the closing date and [date]. Funds in the escrow account may be invested in obligations of, or obligations guaranteed by, the United States government, bank money market accounts, or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depositary or custodian for any such funds). If an investor’s subscription is not accepted, then we will return the investor’s funds promptly, without interest and without deduction. At the closing, the escrowed funds, less the underwriter’s fees and expenses, will be transferred to the depositor to for use as described in this prospectus supplement under “Use of Proceeds.” Affiliates of the depositor and the sponsor have the right to purchase the offered Certificates on the same terms and conditions as the Certificates being purchased by the public.]

[Distribution of the offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered Certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the offered Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.]

The depositor has been advised by the underwriter that the underwriter [intends] [does not intend] to make a market in the offered Certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered Certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

To the extent that any class of Certificates eligible to be offered pursuant to the registration statement that is not underwritten as of the date hereof and not offered by this prospectus supplement is subsequently offered for sale to the public, a supplement to this prospectus supplement will describe any applicable underwriting arrangements.

LEGAL PROCEEDINGS

[There are no material legal proceedings pending against the issuing entity, the depositor, the sponsor, the trustee or the securities administrator, or with respect to which the property of any of the foregoing transaction parties are subject, that are material to the holders of the Certificates. No legal proceedings against any of the foregoing transaction parties that are material to the certificateholders are known to be contemplated by governmental authorities.] [To the extent applicable, the list of persons covered by the preceding paragraph will include other transaction parties identified in Item 1117 of Regulation AB (including any seller involved in the transaction and any party contemplated by Item 1100(d)(1) of Regulation AB.]

LEGAL MATTERS

Legal matters in connection with the securities of the offered Certificates, including both federal income tax matters and the legality of the offered Certificates will be passed upon for the depositor and the issuing entity by Miller, Canfield, Paddock and Stone, P.L.C., 840 West Long Lake Road, Suite 200, Troy, Michigan 48098. Certain legal matters will be passed upon for the Underwriters by [          ].

RATINGS

It is a condition to the issuance of the offered Certificates that they be assigned the applicable rating or ratings by [          ] indicated under “Initial Certificate Ratings” in the table on S-[  ].

The ratings assigned by the above rating agencies address the likelihood of the receipt of all distributions on the Agency Securities by the related certificateholders under the deposit trust agreement pursuant to which the Certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related Agency Securities, including structural and legal aspects associated with the Certificates, and the extent to which the payment stream on the related Agency Securities is adequate to make payments required by the Certificates. However, ratings of the Certificates do not constitute a statement regarding frequency of prepayments on the related Agency Securities or the underlying mortgage loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered Certificates may receive a lower than anticipated yield.

The ratings assigned to the offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

The depositor has not engaged any rating agency other than [          ] to provide ratings on the offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the offered Certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered Certificates by [  ]

INDEX OF DEFINED TERMS

Page

AB Servicing Criteria	S-16
Agency Securities	S-4
Benefit Plans	S-30
Certificates	S-5
Code	S-29
DTC	S-25
DTC Registered Certificates	S-25
Escrow Agent	S-31
Ginnie Mae Certificate Issuers	S-5
Global Securities	S-31
IRS	S-37
issuing entity	S-4
OID	S-29
regular certificates	S-27
Relief Act	S-14
SEC	S-15
SMMEA	S-31
TIN	S-38
trust	S-2
United States person	S-37
U.S. withholding agent	S-37

Exhibit [1]

Certain Characteristics of the Agency Securities

The following tables set forth certain information as of the Closing Date for the Agency Securities. See “Description of the Agency Securities.”

Approximate
				Approximate Initial	Weighted Average		Stated
Type of Agency	Ginnie Mae	CUSIP	Issue	Outstanding	Remaining Term	Pass-Through	Maturity	Distribution
Security	Pool No.	No.	Date	Principal Amount	to Stated Maturity	Rate	Date	Dates

[GNMAI/GNMAII]	[No.]	[No.]	[date]	[$ ]	[ months]	[ %]	[date]	[date]

Exhibit [2]

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ], Agency Security Pass-Through Certificates, Series [     ] (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to prior mortgage-backed certificate issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be affected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.   When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.   Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date ( i.e. , the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. The trustee or the U.S. withholding agent receives a statement —

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. The holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III. The holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV. The holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. Provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. Provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. Is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Exhibit [3]

Principal Decrement Tables

Percent of Original Certificate Principal Balance Outstanding(1)

	Class [ ]
	Percentage of CPR
Distribution Date	0%	10%	15%	20%	25%	30%	40%

Initial Percentage	100%	100%	100%	100%	100%	100%	100%
[ ]
Weighted Average Life Years to Maturity
Years to Optional Termination

(1)	Rounded to the nearest whole percentage.

[$     ]
(Approximate)

Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [     ]
Agency Security Pass-Through Certificates, Series [     ]

Commerce Street Pantheon Mortgage Asset Securitizations Trust, Series [ ] Issuing Entity	Commerce Street Pantheon Mortgage Asset Securitizations LLC Depositor	Commerce Street Holdings, LLC Sponsor

Prospectus Supplement

BOSC, INC.
Commerce Street Capital, LLC
Melvin Securities, LLC

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Certificates in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

[date]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, JUNE 9, 2009

Preliminary Prospectus

COMMERCE STREET PANTHEON
MORTGAGE ASSET SECURITIZATIONS LLC
Depositor

Commerce Street Holdings, LLC
Sponsor

$1,000,000,000

Agency-Security Pass-Through Certificates
(Issuable in Series)

The Trusts:

•	may periodically issue agency-security pass-through certificates, in each case in one or more series with one or more classes; and

•	will be established from time to time by the depositor as separate trusts to hold assets transferred to a trust by the depositor in connection with each series of securities.

The assets of a trust will include one or more mortgage backed certificates insured or guaranteed by Ginnie Mae, and payments due on those mortgage backed certificates. Such Ginnie Mae certificates are referred to in this prospectus as “Agency Securities.” The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America.

The Securities:

•	will be offered for sale pursuant to this prospectus and the related prospectus supplement;

•	will evidence beneficial ownership in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

•	will represent obligations of the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any other entity.

Information regarding the offered securities and the Agency Securities will be set forth in the related prospectus supplement. Unless we state otherwise in a prospectus supplement, we will not list any of the securities on any securities exchange.

You should carefully consider the risk factors beginning on page 10 of this prospectus and “Risk Factors” in the accompanying prospectus supplement.

You are encouraged to consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009

Important Notice about Information Presented in this Prospectus and Each Accompanying Prospectus Supplement

Two separate documents contain information about the offered securities, as applicable. These documents progressively provide more detail as follows:

(1) this prospectus provides general information, some of which may not apply to the offered securities; and

(2) the related prospectus supplement for each series, which describes the specific terms of the offered securities.

You should rely only on the information contained in this prospectus and the related prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus and information in a prospectus supplement is accurate only as of the date of such prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201 and our telephone number is (214) 545-6800.

Introduction

Each trust will periodically issue agency-security pass-through certificates, in each case in one or more series with one or more classes. The securities will be offered for sale by this prospectus and the related prospectus supplement. The securities of each series will consist of the offered securities of the series, together with any other agency-security pass-through certificates of the series which are not offered publicly.

Each series of securities will represent in the aggregate the entire beneficial ownership interest in a trust to be established by Commerce Street Pantheon Mortgage Asset Securitizations LLC, also known as the depositor. Each trust will consist primarily of one or more pools of the following types of assets:

•	mortgage backed certificates insured or guaranteed by Ginnie Mae; and

•	payments due on those mortgage backed certificates.

These assets will be acquired by the depositor and transferred to a trust to be held in trust for the benefit of the related securityholders pursuant to, with respect to each series of certificates, a deposit trust agreement, as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the trust assets, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right to receive a specified portion of payments of principal or interest or both on the trust assets in the related trust in the manner described in this prospectus under “The Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the trust assets will depend on the priority of payment of the class and the rate and timing of principal payments on the trust assets, including by reason of prepayments, defaults and liquidations. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Certain Yield and Prepayment Considerations.”

With respect to each series of securities, one or more separate elections will be made to treat the related trust or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Material Federal Income Tax Considerations” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Method of Distribution” in this prospectus and in the related prospectus supplement. Our affiliates may, from time to time, act as agents or underwriters in connection with the sale of the offered securities. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of the securities. We may offer certain classes of the securities, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings will not be made pursuant to this prospectus or the related prospectus supplement.

There will be no secondary market for the offered securities of any series before the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement. See “Risk Factors” in this prospectus and in the related prospectus supplement.

Note: The annex to this prospectus is incorporated in this prospectus by this reference.

SUMMARY OF TERMS

This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related deposit trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

Depositor	Commerce Street Pantheon Mortgage Asset Securitizations LLC, a Texas limited liability company, is the depositor.

Sponsor	Commerce Street Holdings, LLC., a Texas limited liability company, is the sponsor.

Trustee	The trustee named as trustee in the related prospectus supplement.

Issuing Entity	The trust named in the related prospectus supplement. Each trust will be a New York common law trust formed pursuant to a deposit trust agreement.

Securities Administrator	The securities administrator named in the related prospectus supplement will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act.

Securities

Description of Securities	The depositor will offer agency-security pass-through certificates from time to time. The depositor will offer these securities in one or more series. Each series of securities will include one or more classes representing a beneficial ownership interest in a trust. The assets of a trust will consist of a segregated pool of Agency Securities and certain other assets described below.

A series of securities may include one or more classes of securities that may be entitled to, among other things:

• principal distributions, with disproportionate, nominal or no interest distributions;

• interest distributions, with disproportionate, nominal or no principal distributions;

• distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

• interest at a fixed rate or a rate that is subject to change from time to time; and

• distributions allocable to interest only after an occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

The related prospectus supplement will specify these entitlements.

The timing and amounts of these distributions may vary among classes.

The related prospectus supplement will specify if each class of securities

• has a stated principal amount; and

• is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

Interest	Interest on each class of securities for a series:

• will accrue at the applicable security interest rate on its outstanding security principal balance; and

• will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date.

The rate at which interest accrues on a class of securities for a series may be a fixed or floating rate.

Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

See “Certain Yield and Prepayment Considerations,” and “The Securities” in this prospectus.

Principal	The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See “The Trusts and the Trust Assets,” “Certain Yield and Prepayment Considerations” and “The Securities” in this prospectus.

Assets

The Trusts	Each trust will consist of a segregated pool of Agency Securities and certain other assets as described in this prospectus and in the related prospectus supplement.

The assets of the trust will be acquired by the depositor and then deposited into the related trust simultaneously with the closing pursuant to a deposit trust agreement. The deposit trust agreement does not provide for the removal or substitution of the Agency Securities deposited in the trust. See “The Securities” and “The Deposit Trust Agreement” in this prospectus.

The depositor’s assignment of the Agency Securities and the other assets assigned to the trust will be without recourse. The depositor will represent and warrant that at the time of such conveyance its interest in such Agency Securities and other assets is free and clear of any lien, pledge, encumbrance, right, charge or claim or other security interest created by the depositor.

The Agency Securities will consist of “fully modified pass-through” mortgage-backed certificates issued and guaranteed by the Government National Mortgage Association.

Trust Account	Each trust will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the securities administrator or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. Investments earned on amounts held in the trust account may be for the benefit of persons other than the related security holders. See “The Securities” in this prospectus.

Optional Termination	The related prospectus supplement may specify that the assets in the related trust may be re-purchased by the depositor, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See “The Securities” in this prospectus and the related section in the related prospectus supplement.

Tax Status	The treatment of the securities for federal income tax purposes will depend on:

• whether a Real Estate Mortgage Investment Conduit (“REMIC”) election is made with respect to a series of securities; and

• if a REMIC election is made, whether the certificates are “regular” interest securities or “residual” interest securities.

Securities will represent indebtedness of the related trust. You are encouraged to consult your tax advisors.

See “Material Federal Income Tax Considerations” in this prospectus and in the related prospectus supplement.

ERISA Considerations	If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), you are encouraged to carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment	The applicable prospectus supplement will specify whether the securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Use Of Proceeds	The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

• to purchase the related assets of the trust;

• to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust; and

• to pay costs of structuring and issuing the securities.

See “Use of Proceeds” in this prospectus and in the related prospectus supplement.

Ratings	Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

• A security rating is not a recommendation to buy, sell or hold the securities of any series.

• A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

• A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

See “Ratings” in this prospectus and in the related prospectus supplement

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement. In addition, you should consider the potential effects on the mortgage loans underlying the Agency Securities and other assets of a trust (the “underlying mortgage loans”) or on particular classes of offered certificates if several of the risks described below and in the related prospectus supplement occur in combination.

Market demand for asset-backed securities such as the securities may be reduced due to continued adverse market and economic conditions and negative publicity relating to the asset backed markets in general, which may limit your ability to resell your securities or reduce the market price of your securities.
The capital and credit markets, and the asset-backed securities market in particular, have recently experienced and continue to experience disruptions and volatility, and the United States economy has entered a recession. Additionally, asset-backed securities and securitizations have received substantial negative publicity over the past few months, and, as a result, may be perceived negatively in the marketplace or by certain investors. Certain government programs are designed to ameliorate these developments. If, however, these trends continue or worsen, this may result in reduced market demand for asset-backed securities, including your securities. As a result, your ability to resell your securities may be limited and the market price of your securities may decline.

Because the securities will not represent a recourse obligation of the depositor or of others, your recourse will be limited.	The securities will be obligations only of the applicable issuing trust. The securities will not represent a recourse obligation of or interest in the sponsor, the depositor, the trustee, the securities administrator, any underwriter, or any of their respective affiliates. None of the sponsor, the depositor, the trustee, the securities administrator, any underwriter, or any of their respective affiliates will insure or guarantee the securities. Although the underlying Agency Securities will be insured or guaranteed by Ginnie Mae, none of Ginnie Mae, the United States government, or any other U.S. government agency or instrumentality will guarantee the securities. Any obligation of the depositor with respect to the securities of any series will only be pursuant to certain limited representations and warranties with respect to the assets deposited in the trust. The depositor does not have, and is not expected in the future to have, any assets with which to satisfy any claims arising from a breach of any representation or warranty.

Information Regarding Historical Performance of Mortgage Loans May Not Be Indicative of the Performance of the Underlying Mortgage Loans	A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the Agency Securities and the underlying mortgage loans to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;

• the relative seasoning of the pools;

• differences in interest rates, credit quality and other material pool characteristics, both at formation of a pool and over time;

• the extent to which the loans in a pool have prepayment penalties;

• whether the loans are originated by different lenders, and the extent to which the underwriting guidelines differed; and

• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and the underlying mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values. In addition, historical loan performance during a period of rising mortgage interest rates may differ significantly from the future performance of similar loans during a period of stable or declining mortgage interest rates

Aspects of the Mortgage Loan Origination Process May Result in Higher Than Expected Delinquencies or Defaults on the underlying Mortgage Loans	Various factors in the process of originating the mortgage loans underlying the Agency Securities may have the effect of increasing delinquencies and defaults on such mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that lender to provide an appraisal in the amount necessary to enable the originator to make the mortgage loan, whether or not the value of the property justifies such an appraised value. In addition, in some cases, the mortgage loan broker or lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Non-owner occupied properties: Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher rates of default than properties that are regularly occupied by the related borrowers. Investors who do not occupy the mortgaged property may be less likely to make the mortgage payments on that property in order to facilitate their paying other obligations, such as the mortgage on their primary residence. Investors who do not occupy the mortgaged property may be more likely to abandon the mortgaged property if they are unwilling or unable to make mortgage payments, increasing the severity of the default.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the trust includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of mortgage loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust, unless specified in the prospectus supplement.

Prepayment Premiums May Affect a Borrower’s Ability to Sell a Mortgaged Property or Refinance a Mortgage Loan, and May Affect the Yields on Your Securities	Many residential mortgage loans require the payment of a prepayment premium in connection with voluntary prepayments of the mortgage loan made during the period specified in the related mortgage note. These prepayment premiums may discourage borrowers from refinancing their mortgage loans, and in many cases, may discourage borrowers from selling the related mortgaged property, during the applicable prepayment period. In addition, some borrowers who wish to refinance their properties to take advantage of lower interest rates, or who want to sell their mortgaged property, may not be able to afford the prepayment premium and may be more likely to default on the mortgage loan. You should consider the effect of these prepayment premiums on borrowers and the resulting effect on the yields of your securities.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest on the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults on the Underlying Mortgage Loans May Be Indicative of Higher Rates of Delinquencies and Losses in the Future	A certain number of underlying mortgage loans may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates. This may indicate or lead to higher rates of delinquencies in the future.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss	Some of the underlying mortgage loans included in the trust may have original loan-to-value ratios greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. However, because Ginnie Mae has guaranteed the full and timely payment of principal and interest on the Agency Securities, if a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the amount available to be paid to securityholders will not be reduced.

Risks Related to Simultaneous Second Liens and Other Borrower Debt	At the time of origination of any underlying mortgage loans that are first lien mortgage loans, the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the trust. In addition, other borrowers whose first lien loans are underlying mortgage loans may have obtained secondary mortgage financing following origination of the first lien loans. Borrowers may also increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien mortgage loan. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans may be affected by any associated second lien loans.

Credit Scoring Models May Not Provide an Accurate Risk Assessment of Borrowers	Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

Geographic Concentration of Mortgage Loans	The underlying mortgage loans may be concentrated in one or more states. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• weak economic conditions in these locations (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time;

• weak economic conditions in certain industries (which may or may not affect real property values), may disproportionately affect the ability of borrowers in these locations to repay their mortgage loans on time;

• properties in certain jurisdictions may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, hurricanes, wildfires, mudslides and other natural disasters, which in turn can result in increased prepayments of mortgage loans;

• declines in the residential real estate market of a particular geographic area may reduce the values of properties located in that geographic area, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be;

• any increase in the market value of properties located in a particular geographic area would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans;

• predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure; and

• natural disasters, such as wildfires, severe storms and flooding, may disproportionately affect properties in these locations, which could result in an increase in prepayments of the mortgage loans or in delinquencies or defaults on the mortgage loans.

Default Risk on High Balance Mortgage Loans	A certain percentage of the underlying mortgage loans may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase Your Risk of Loss	Although the various risks discussed in this prospectus and the accompanying prospectus supplement are generally described separately, prospective investors in any class of securities should consider the potential effects on those securities of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased.

For example, a particular mortgage loan pool may include loans that have relatively high loan-to-value ratios or were originated concurrently with second lien loans not included in the trust. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation.

There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related securities may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the pooled assets and the securities offered in the accompanying prospectus supplement.

Special Risks for Certain Classes of Securities	The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination) — the yield you will receive if you hold a security until it has been paid in full — that are highly sensitive to prepayments on the underlying mortgage loans and the related Agency Securities.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the underlying mortgage loans; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the underlying mortgage loans.

Prepayments on the underlying mortgage loans and the related Agency Securities could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators or brokers, including the sponsor and its affiliates.

Exercise of an option to purchase some or all of the Agency Securities in an asset pool by a party that has a right to purchase the Agency Securities, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military Action and Terrorist Attacks	The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the underlying mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the underlying mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws. See “Certain Legal Aspects of Mortgage Loans — Servicemembers Civil Relief Act” in this prospectus. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments	The rate of prepayments on the underlying mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, underlying mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the underlying mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the underlying mortgage loans may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the underlying mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the sponsor and its affiliates. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

A prepayment of an underlying mortgage loan will usually result in a payment of principal on the securities:

• If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the underlying mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the underlying mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the underlying mortgage loans and the Agency Securities included in the trust may differ significantly from that of other mortgage pools.

See “Certain Yield and Prepayment Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the underlying mortgage loans.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

In addition, under the anti-predatory lending laws of some states and local governments, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state and local law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities	Each transfer of an Agency Security to a trust will be intended to be an absolute and unconditional sale of that Agency Security and will be reflected as such in the deposit trust agreement. However, in the event of the bankruptcy or insolvency of a prior owner of an Agency Security, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that Agency Security by the insolvent party as a borrowing secured by a pledge of the Agency Security. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected Agency Security could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable transferor, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities	The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations	None of the sponsor, the depositor, the trustee, the securities administrator, or any underwriter, or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.

Ratings on the Securities are Dependent on Assessments by the Rating Agencies	The ratings on the securities depend primarily on an assessment by the rating agencies of the underlying mortgage loans, the Agency Securities and other assets of the trust. The ratings of the securities by the rating agencies:

• only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the underlying mortgage loans or Agency Securities;

• do not take into consideration any of the tax aspects associated with the securities;

• do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

• do not address the payment of any basis risk shortfalls with respect to the securities; and

• do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments	The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the underlying mortgage loans may include a substantial proportion of mortgage loans whose future performance is difficult to predict, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. Because an investment in these types of securities involves significant risks and uncertainties, it should only be considered by sophisticated investors. You are encouraged to consult with your financial, tax and legal advisors and to carefully analyze the Agency Securities and the securities and understand the risks. In addition, you should not purchase classes of securities that are susceptible to special risks, such as interest-only securities and principal-only securities, unless you have the financial ability to absorb a substantial loss on their investment.

You should review the related prospectus supplement for more recent developments that could impact an investment in the offered securities.

The Trusts and the Trust Assets

General

Each trust will be administered by a trustee identified in the applicable prospectus supplement. References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, unless the context requires otherwise.

The agency-security pass-through certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related deposit trust agreement. See “The Deposit Trust Agreement” in this prospectus.

The property of the trust for each series of securities will generally consist of (including any combination of):

•	amounts due and payable with respect to the Primary Assets as of the cut-off date specified in the prospectus supplement;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	any reserve fund established pursuant to the deposit trust agreement for a series of securities, if specified in the prospectus supplement; and

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset (for example, a portion of the interest otherwise payable on each Primary Asset) will not be sold by the depositor, but will be retained by the depositor (the “retained interest”). Therefore, amounts received with respect to a retained interest in an Agency Security comprising the Primary Assets for a series will not be included in the trust but will be payable to the depositor, free and clear of the interest of securityholders under the deposit trust agreement.

The depositor will not pass on and will assume no responsibility with respect to any of the Agency Securities. The depositor will also make no representations or warranties as to the validity or sufficiency of any of the Agency Securities. The depositor will not have any obligation on or with respect to the conveyed assets and its obligations with respect to securities of any series will be solely as set forth in the deposit trust agreement.

The “Primary Assets” in the trust for a series of securities will consist of Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates).

See “The Deposit Trust Agreement — Assignment of Primary Assets.”

The prospectus supplement for a series of securities will specify the material terms of the Agency Securities to be deposited in the trust. Such information will include, to the extent material:

•	the aggregate approximate initial and outstanding principal amount or notional amounts, as applicable, and the types of the Agency Securities to be included in the trust;

•	the original and remaining terms to stated maturity of the Agency Securities to be included in the trust;

•	whether the Agency Securities to be included in the trust are entitled only to interest payments, or only to principal payments, or both interest and principal payments;

•	the interest rate or range of interest rates of the Agency Securities to be included in the trust;

•	the weighted average interest rate of the Agency Securities to be included in the trust;

•	the applicable payment provisions for the Agency Securities to be included in the trust; and

•	the extent to which, if any, the obligations evidenced by the Agency Securities to be included in the trust are backed by the full faith and credit of the United States.

Additional information regarding the Agency Securities, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the SEC within two days after the initial issuance of the securities.

Ginnie Mae Certificates

General

The Ginnie Mae certificates will be “fully modified pass-through” mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the “Ginnie Mae Certificate Issuers”) under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Certificate Issuer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees equal to the excess of the interest on the mortgage loans over the Ginnie Mae certificate’s pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal on the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Certificate Issuer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder of a Ginnie Mae certificate, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the “Guaranty Agreement”) between Ginnie Mae and the Ginnie Mae Certificate Issuer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Certificate Issuer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Certificate Issuer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Certificate Issuer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Certificate Issuer and the Ginnie Mae Certificate Issuer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Underlying Mortgage Loans

Mortgage loans underlying the Ginnie Mae certificates included in the trust for a series will consist of FHA Term Loans, housing loans partially guaranteed by the VA (“VA Loans”) and/or other types of mortgage loans described in this prospectus, all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by manufactured homes, single family property or multifamily property.

All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

Neither the depositor nor the sponsor will be the originator or the servicer of the mortgage loans underlying the Agency Securities included in a trust. Moreover, Ginnie Mae does not make publicly available information regarding the specific mortgage loans underlying a particular Ginnie Mae certificate. As a result, neither the depositor nor the sponsor will have access to information or data regarding the specific mortgage loans underlying the Agency Securities included in a trust.

Ginnie Mae

The Government National Mortgage Association (“Ginnie Mae”) is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”) authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration (“FHA”), a division of the Department of Housing and Urban Development (“HUD”) under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration (“VA”) under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection.” To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Stripped Agency Securities

The Ginnie Mae certificates may be issued in the form of certificates (“Stripped Agency Securities”) that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates.

To the extent set forth in the related prospectus supplement, Ginnie Mae will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans. If the assets of the trust include Stripped Agency Securities, then the related prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

•	to purchase the related assets of the related trust;

•	to repay indebtedness which was incurred to obtain funds to acquire the assets of the related trust; and

•	to pay costs of structuring, guaranteeing and issuing the securities.

The Sponsor

Commerce Street Holdings, LLC will act as the sponsor of each trust.

Commerce Street Holdings, LLC is a privately held Texas limited liability company. Its subsidiaries include Commerce Street Capital, LLC, a registered broker-dealer that is focused on serving financial institutions across the United States through three lines of business: investment banking, fund management and bank development. Commerce Street Capital, LLC is a member of FINRA and SIPC. Among its other activities, it raises capital for financial institutions, performs valuations and fairness opinions, and provides investment banking services. Its corporate headquarters are located at 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201 and our telephone number is (214) 545-6800.

Commerce Street Holdings, LLC has not previously been active as a sponsor in the securitization market. The prospectus supplement will specify its future experience as a sponsor in the securitization market.

The Servicer

The securities administrator named in the related prospectus supplement will be regarded as the “servicer” of the issuing entity for purposes of Section 1101(j) of Regulation AB under the Securities Act. For each series of securities, the related prospectus supplement will set forth the disclosure required for servicers performing the functions of such party under Item 1108 of Regulation AB.

The Depositor

Commerce Street Pantheon Mortgage Asset Securitizations, LLC will act as the depositor of the trust.

Commerce Street Pantheon Mortgage Asset Securitizations, LLC is a Texas limited liability company organized on February 23, 2009 as a wholly-owned limited purpose finance subsidiary of Commerce Street Holdings, LLC. Its principal office located at 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201 and its telephone number is (214) 545-6800.

The depositor has yet to conduct any business activities, but it generally will engage in the business of acting as a depositor of one or more trusts that may issue or cause to be issued, sell and deliver certificates of interest that represent an interest in the Agency Securities comprising the assets of such trusts. The depositor will typically acquire such Agency Securities for inclusion in securitizations from third persons, including the sponsor.

The charter documents of the depositor provide that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

After the issuance of the securities, the depositor will have limited or no obligations with respect to the securities and the related trust. However, the depositor may be required (to the extent specified in the related deposit trust agreement) to perform certain actions on a continual basis, including but not limited to the following:

•	appointing a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue serving in such capacity under the related deposit trust agreement;

•	preparing and filing, or causing the preparation and filing of, any reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	notifying the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the deposit trust agreement; and

•	providing the trustee and the securities administrator with any information they may reasonably require to comply with the terms of the deposit trust agreement.

The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling Agency Securities, offering securities or other mortgage-related securities and related activities.

The Issuing Entity

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the related deposit trust agreement and formed under the laws of the State of New York (or other specified state) (the “issuing entity”). The issuing entity will not have any employees, officers or directors. The trustee, the depositor, any securities administrator, and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the issuing entity and may only perform those actions on behalf of the issuing entity that are specified in the applicable deposit trust agreement and described in the related prospectus supplement.

Affiliations and Certain Relationships and Related Transactions

Commerce Street Pantheon Mortgage Asset Securitizations, LLC is a wholly-owned subsidiary of Commerce Street Holdings, LLC. For a description of the Commerce Street Pantheon Mortgage Asset Securitizations, LLC, see “The Depositor”. For a description of the Commerce Street Holdings, LLC, see “The Sponsor”. Any affiliations, and any affiliations, material relationships and related transactions, if any, among the sponsor, the depositor, an issuing entity, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, or any other material parties, or an affiliate of any of the sponsor, the depositor, an issuing entity, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

The Securities

General

The agency-security pass-through certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the issuing trust created pursuant to the related deposit trust agreement. See “The Deposit Trust Agreement” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

•	provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

•	be entitled to payments of principal but not to any payments of interest;

•	be entitled to payments of interest but not to any payments of principal;

•	be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

•	be entitled to a greater percentage of principal on the assets underlying or comprising the Primary Assets underlying or comprising the Primary Assets for the series than the percentage of interest on the Primary Assets to which the securities are entitled;

•	not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

•	be entitled to payments of principal in accordance with a schedule;

•	be entitled to payments of interest for a specified period of time; and/or

•	be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the Primary Assets of the related trust.

Each class of securities offered by this prospectus and the related prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement. The classes of securities of a series will be issued in U.S. dollars. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge. The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued as a “global security” in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee or the securities administrator from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement. Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the related prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a security will be provided to the securityholders. Notwithstanding the foregoing, distributions on a series or class of securities registered as a global security or book-entry security will be made to the depositary or its nominee, as the holder of such security, as described below under “— Book-Entry Registration.”

As described in the prospectus supplement for a series, payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified therein.

Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date. In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests. The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Deposit Trust Agreement — Reports to Securityholders” in this prospectus.

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security’s outstanding principal balance or notional balance, as specified in the prospectus supplement.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series may also vary, due to changes in prevailing interest rates and due to prepayments on mortgage loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed rate securities, interest-only and principal-only securities, component securities, sequential securities, planned amortization securities, and classes of securities of various types described in the prospectus supplement (a “multi-class series”). For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. Each security (or component thereof) of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero). Interest distributions on a multi-class series will be made on each security (or component thereof) entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account.

Fixed Rate Securities

Each series of securities with a fixed interest rate will pay interest on the outstanding principal balance of that class, from its original issue date at the fixed interest rate stated on its face and in the applicable prospectus supplement until the principal amount of that class is distributed or made available for repayment.

The applicable prospectus supplement may specify that the fixed interest rate can be reset on one or more specified dates to another fixed interest rate specified in the applicable prospectus supplement. After an interest reset date, interest will be paid on the outstanding principal balance of that class at the reset fixed interest rate until that rate is subsequently reset or until the principal amount of that class is distributed or made available for repayment.

In the case of a class of fixed rate securities with a nominal or no principal amount, that class will pay distributions until the notional amount of that class is reduced to zero, except that, if so specified in the applicable prospectus supplement, the interest rate for that class may be subject to periodic adjustment in response to designated changes in the rating assigned to the securities by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the related prospectus supplement. Interest on each class of fixed rate securities will be distributable in arrears or in advance on each distribution date as specified in the prospectus supplement.

Floating Rate Securities

Each class of securities with a variable interest rate will be designated as a “Floating Rate Security” unless in the applicable prospectus supplement it is designated as an “Inverse Floating Rate Security,” a “Floating Rate/Fixed Rate Security,” a “Fixed Rate/Floating Rate Security,” a “Floating Rate/Inverse Floating Rate Security,” an “Inverse Floating Rate/Floating Rate Security,” a “Fixed Rate/Inverse Floating Rate Security” or an “Inverse Floating Rate/Fixed Rate Security.” All classes of securities with a variable interest rate will pay interest on the outstanding principal balance of that class at the initial applicable interest rate set forth on its face and in the applicable prospectus supplement from its original issue date to but excluding the first interest reset date for that series. The interest reset date is the first day of each daily, weekly, monthly, quarterly, semiannual or annual distribution reset period, specified in the applicable prospectus supplement for the series.

Thereafter, the applicable interest rate on the series for each distribution reset date will be:

•	for securities designated as “Floating Rate Securities,” determined by reference to an interest rate basis, or “base rate,” plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

•	for securities designated as “Inverse Floating Rate Securities,” equal to the fixed interest rate specified in the applicable prospectus supplement minus the rate determined by reference to the applicable base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

•	for securities designated as “Floating Rate/Fixed Rate Securities,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a fixed interest rate and as of that date the applicable interest rate will be the fixed interest rate specified in the applicable prospectus supplement or, if no such rate is specified, the applicable interest rate in effect on the day immediately preceding the date on which distributions will begin to be calculated on the basis of a fixed interest rate,

•	for securities designated as “Fixed Rate/Floating Rate Securities,” equal to a fixed interest rate until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

•	for securities designated as “Floating Rate/Inverse Floating Rate Securities,” determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a interest rate equal to the fixed interest rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

•	for securities designated as “Inverse Floating Rate/Floating Rate Securities,” calculated on the basis of a interest rate equal to the fixed interest rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any,

•	for securities designated as “Fixed Rate/Inverse Floating Rate Securities,” equal to a fixed interest rate until the date specified in the applicable prospectus supplement as the date on which distributions will begin to be calculated on the basis of a interest rate equal to the fixed interest rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, or

•	for securities designated as “Inverse Floating Rate/Fixed Rate Securities,” calculated on the basis of a interest rate equal to the fixed interest rate specified in the applicable prospectus supplement minus the rate determined by reference to a base rate, plus or minus the spread, if any, or multiplied by the spread multiplier, if any, until the date specified in the applicable prospectus supplement as the date on which interest will begin to be calculated on the basis of a fixed interest rate and as of that date the applicable interest rate will be the fixed interest rate specified in the applicable prospectus supplement or, if no such rate is specified, the applicable interest rate in effect on the day immediately preceding the date on which interest will begin to be calculated on the basis of a fixed interest rate, provided, however, that if any of the above calculations would result in the applicable interest rate being less than zero then the applicable interest rate will be deemed to be equal to zero.

The “base rate” for any class of securities will be designated in the applicable prospectus supplement, as described in greater detail below. The “spread” is the number of basis points, where one basis point equals one one-hundredth of a percentage point, that may be specified in the applicable prospectus supplement as being applicable to that series. The “spread multiplier” is the percentage that may be specified in the applicable prospectus supplement as being applicable to that series. The applicable prospectus supplement may specify, however, that:

•	the base rate for a floating rate security may be determined by reference to two or more of the base rates described below, and

•	the spread or spread multiplier on a series of floating rate securities may be subject to adjustment from time to time in response to designated changes in the rating assigned to those securities by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement.

The applicable prospectus supplement will designate one or more of the following base rates as applicable to the determination of the applicable interest rate in a floating rate security:

•	the CD Rate for a “CD Rate Security”;

•	the Federal Funds Rate for a “Federal Funds Security”;

•	LIBOR Rate for a “LIBOR Security”;

•	the prime loan rates or base lending rates of major U.S. banks for a “Prime Rate Security”;

•	the Treasury Rate for a “Treasury Rate Security”;

•	the Commercial Paper Rate for a “Commercial Paper Rate Security”;

•	the constant maturities swap rate for a “CMS Rate Security”; or

another base rate based on an index customarily used to measure interest in debt transactions (which will not be an index based on securities or commodities prices), as set forth in the applicable prospectus supplement.

Interest will be payable only from cash that the trustee receives from the underlying Agency Securities that are available for application to that payment, notwithstanding the accrual of interest on the principal balance of the securities at a higher rate.

As specified in the applicable prospectus supplement, floating rate securities of a particular class may also have either or both of the following:

•	a “maximum interest rate,” which is a maximum limitation, or ceiling, on the rate at which interest may accrue during any distribution accrual period specified in the applicable prospectus supplement; and

•	a “minimum interest rate,” which is a minimum limitation, or floor, on the rate at which interest may accrue during any distribution accrual period specified in the prospectus supplement.

In each case, these interest rates will be expressed as a rate per annum on a simple interest basis. In addition to any maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate of interest permitted by applicable New York and United States federal law. Under applicable New York and United States federal law as of the date of this prospectus, the maximum rate of interest, with some exceptions, is 25% per annum on a simple interest basis.

The securities administrator will be responsible for calculating floating interest rates on each class of floating rate securities. All determinations of distributions by the securities administrator will, if made on a commercially reasonable basis and in good faith, be conclusive for all purposes and binding on the holders of floating rate securities of a given series.

The applicable floating interest rate will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Accrual Period”). The first day of each Interest Accrual Period is called a “Interest Reset Date” and, with respect to each class, will be specified in the applicable prospectus supplement; provided that the interest rate in effect for the 10 days immediately before the final scheduled distribution date for a particular class of securities will be either (i) the interest rate applicable to each of those 10 days immediately before the final scheduled distribution date for a particular class of securities or (ii) that in effect on the tenth day preceding that final scheduled distribution date, as specified in the prospectus supplement. If an Interest Reset Date for any series of floating rate securities would otherwise be a day that is not a business day, that interest reset date will occur on the next business day, except that, in the case of a LIBOR security described above, if that business day would fall in the next calendar month, the Interest Reset Date will be the immediately preceding business day.

For purposes of making the foregoing calculation, the variable interest rate in effect on any distribution reset date will be the applicable rate as reset on that date.

All percentages resulting from any calculation of the interest rate on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from that calculation on floating rate securities will be rounded to the nearest one-hundredth of a unit, with .005 of a unit being rounded upward.

Distributions on any class of floating rate securities will be distributable on the distribution dates and for the Interest Accrual Periods as and to the extent set forth in the applicable prospectus supplement.

Upon the request of the holder of any floating rate security of a particular series, the securities administrator for that class will provide the applicable interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to the floating rate security.

In the descriptions below:

•	The “Index Maturity” for any class of floating rate securities is the period of maturity of the instrument or obligation from which the base rate is calculated.

•	“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors of the Federal Reserve System.

•	“Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or any successor publication, published by the Federal Reserve Bank of New York.

CD Rate Securities.  CD Rate Securities will pay interest at rates specified in the applicable prospectus supplement and will be calculated with reference to the CD Rate and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the “CD Rate” for each Interest Accrual Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Accrual Period (a “CD Rate Determination Date”) and will be the rate for negotiable securities of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (Secondary Market).” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the “CD Rate” for such Interest Accrual Period will be the rate on such CD Rate Determination Date for negotiable securities of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading “Securities of Deposit.” If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “CD Rate” for such Interest Accrual Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar securities of deposit in The City of New York selected by the securities administrator for such CD Rate Security for negotiable securities of deposit of major United States money center banks of the highest credit standing (in the market for negotiable securities of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the “CD Rate” for such Interest Accrual Period will be the same as the CD Rate for the immediately preceding Interest Accrual Period.

The “CD Rate Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day and (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CD Rate securities, like other securities, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

Commercial Paper Rate Securities.  Commercial Paper Rate Securities will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to the Commercial Paper Rate, as described below and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the “Commercial Paper Rate” for each Interest Accrual Period will be determined by the securities administrator for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Accrual Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.” In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper”. If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Commercial Paper Rate” for such Interest Accrual Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the securities administrator for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such securities administrator are not quoting offered rates as mentioned in this sentence, the “Commercial Paper Rate” for such Interest Accrual Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Accrual Period.

The term “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D × 360	×	100
360 − (D × M)

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable period for which interest is being calculated.

The “Commercial Paper Rate Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Federal Funds Rate Securities.  Federal Funds Rate securities will bear interest at the interest rates that the applicable prospectus supplement specifies, calculated with reference to the Federal Funds Rate, as described below, and the spread and/or the spread multiplier, if any.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds Rate” for each Interest Accrual Period shall be the effective rate on the Interest Reset Date for such Interest Accrual Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)”. In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate”. If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the “Federal Funds Rate” for such Interest Accrual Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective)”; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the “Federal Funds Rate” for such Interest Accrual Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Security that resets daily, the Pass-Through Rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the securities administrator for such security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

The “Federal Funds Rate Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

LIBOR Securities.  LIBOR Securities will pay distributions at the rates that the applicable prospectus supplement specifies, calculated with reference to LIBOR and the spread and/or the spread multiplier, if any.

With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement,

“LIBOR” for each Interest Accrual Period will be determined by the Securities administrator for any LIBOR Security as follows: On the second London Banking Day prior to the Interest Reset Date for such Interest Accrual Period (a “LIBOR Determination Date”), the securities administrator for such LIBOR Security will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.

“Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such offered rates as determined by the securities administrator for such LIBOR Security.

(ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the securities administrator for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such securities administrator to provide such securities administrator with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, “LIBOR” for such Interest Accrual Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the securities administrator for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such securities administrator are quoting rates as specified in this sentence, “LIBOR” for such Interest Accrual Period will be the same as LIBOR for the immediately preceding Interest Accrual Period.

If LIBOR with respect to any LIBOR Security is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

Prime Rate Securities.  Prime Rate Securities will pay distributions at the interest rates, calculated with reference to the prime rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the “prime rate” means, with respect to any record date, that rate on that date, as published in H.15(519) under the heading “Bank Prime Loan.” If that rate is not published by 9:00 a.m., New York City time, on the calculation date pertaining to that record date the prime rate will be the arithmetic mean of the rates of interest publicly announced by each bank named on the “Reuters Screen NYMF Page” as that bank’s prime rate or base lending rate as in effect for that record date. “Reuters Screen NYMF Page” means the display designated as page “NYMF” on the Reuters Monitor Money Rates Service, or any other page that may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks. If fewer than four but more than one rate appears on the Reuters Screen NYMF Page for that record date the prime rate will be the arithmetic mean of the prime rates, quoted on the basis of the actual number of days in the year divided by 360, as of the close of business on that record date by four major money center banks in The City of New York. If fewer than two rates appear on the Reuters Screen NYMF page, the prime rate will be the arithmetic mean of the prime rates in effect for the record date as furnished in The City of New York by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any U.S. state, in each case having total equity capital of at least $500,000,000 and subject to supervision or examination by federal or state authority. The banks and trust companies referred to above will be selected by the securities administrator after consultation with the Depositor. However, if the banks or trust companies that the securities administrator selects are not quoting those rates, the interest rate for the period commencing on the distribution reset date following the record date will be the interest rate borne by the prime rate securities on the record date. If the prime rate must be calculated then that calculation will be performed by the securities administrator.

Treasury Rate Securities.  Treasury Rate Securities will pay distributions at the rates, calculated with reference to the Treasury Rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury Rate” for each Interest Accrual Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Accrual Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Securities-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the “Treasury Rate” for such Interest Accrual Period shall be calculated by the securities administrator for such Treasury Rate Security and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such securities administrator for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such securities administrator are not quoting bid rates as mentioned in this sentence, then the “Treasury Rate” for such Interest Accrual Period will be the same as the Treasury Rate for the immediately preceding Interest Accrual Period (or, if there was no such Interest Accrual Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for such Interest Accrual Period will be the day of the week in which the Interest Reset Date for such Interest Accrual Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Accrual Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

The “Treasury Rate Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

CMS Rate Securities.  CMS Rate Securities will pay distributions at the rates, calculated with reference to the CMS Rate and the spread and/or the spread multiplier, if any, specified in the applicable prospectus supplement.

The “CMS Rate” for each Interest Accrual Period will be determined by the securities administrator for such CMS Rate Security as of the second U.S. Government Securities Business Day prior to the Interest Reset Date for such Interest Accrual Period (a “CMS Rate Determination Date”) by multiplying (i) the principal amount specified in the applicable prospectus supplement, (ii) the rate displayed in the Moneyline Telerate Page 42276 for such Interest Accrual Period and (iii) the actual number of days in the related Interest Accrual Period, divided by 360 (calculated on the basis of a 360-day year of twelve 30-day months).

The “Moneyline Telerate Page 42276 Swap Rate” shall be the rate displayed on the Moneyline Telerate Page 42276 by 11:00 a.m., New York City time, on the CMS Rate Calculation Date (which we describe below) pertaining to the CMS Rate Determination Date under the heading (or any successor heading) “RATES AS AT 11:00 EST under the column for the Index Maturity specified in the applicable prospectus supplement for such CMS Rate Determination Date. If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be the rate for U.S. Dollar swaps with a maturity of the Index Maturity designated in the applicable prospectus supplement, expressed as a percentage, which appears on the Reuters Screen ISDAFIX1 Page as of 11:00 a.m., New York City time, on the CMS Rate Calculation Date. If that information is no longer displayed by 11:00 a.m., New York City time, on the CMS Rate Calculation Date, then the CMS Rate will be a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the CMS Rate Calculation Date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. Dollar interest rate swap transaction with a term equal to the Index Maturity designated in the applicable prospectus supplement commencing on that CMS Rate Determination Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/ 360 day count basis, is equivalent to “LIBOR Moneyline Telerate” with a maturity of three months. The securities administrator will select the five swap dealers after consultation with the depositor and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS Rate for that CMS Rate Determination Date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, none of the highest and one of the lowest quotations. If fewer than three swap dealers selected by the securities administrator are quoting as described above, the CMS Rate will be the CMS Rate in effect on that CMS Rate Determination Date or, if that CMS Rate Determination Date is the first CMS Rate Determination Date, the Initial Pass-Through Rate.

“CMS Rate Calculation Date” pertaining to any CMS Rate Determination Date shall be the next succeeding business day.

“Reuters Screen ISDAFIX1 Page” means the display on the Reuters Money 3000 Service (or any successor services) on the “ISDAFIX1” page (or any other page as may replace that page on that service) for the purpose of displaying rates or prices comparable to that floating rate payment).

“U.S. Government Securities Business Day” means, any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable prospectus supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor may cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets. This termination may only occur on or after the date on which the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance.

The optional termination described in this section will be in addition to terminations that may result from other events. See “The Deposit Trust Agreement — The Deposit Agreement — Termination” in this prospectus.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”). Each class of book-entry securities will be issued in one or more securities that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee of DTC. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstream and Euroclear. Investors’ interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

No person acquiring an interest in a book-entry security (each, a “beneficial owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.” Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to beneficial owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of the Exchange Act. DTC was created to hold securities for its participants, some of which (with or through their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in United States dollars or in certain foreign currencies. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank, National Association (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation. The cooperative corporation establishes policy for Euroclear on behalf of its participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no beneficial owner will be entitled to receive a physical certificate representing a security. Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be “certificateholders,” as that term is used in the related trust agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for that purpose. In turn, the financial intermediary’s ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants. While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities. Participants and indirect participants with whom beneficial owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess securities, the DTC Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

Beneficial owners will not receive or be entitled to receive securities representing their respective interests in the offered securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC’s normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to, and incorporated by this reference into, this prospectus.

Transfers between participants of DTC will occur in accordance with DTC Rules. Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC’s normal procedures. Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Considerations” in this prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of beneficial owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, the trustee, any securities administrator or registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to beneficial owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the beneficial owners. Upon surrender by DTC of the security or securities representing the book-entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the beneficial owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Description of Credit Enhancement

The assets of a trust will consist primarily of one or more mortgage backed certificates insured or guaranteed by Ginnie Mae. The Ginnie Mae guaranty, which is backed by the full faith and credit of the United States of America, ensures the full and timely payment of principal of and interest on the Agency Securities. The guaranteed payments consist of scheduled monthly principal due or received on the underlying mortgage loans, any unscheduled prepayments or other recoveries of principal due or received on the underlying mortgage loans, and interest at the rate provided for in the Agency Securities.

Certain Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the assets of the related trust and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. This is particularly true for interest-only securities. In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related Primary Assets occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed. This is particularly true for principal-only securities. The effect of principal prepayments on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the Agency Securities from time to time will be adversely affected by principal prepayments on underlying mortgage loans with loan rates higher than the weighted average loan rate. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. The Agency Securities included in a trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. The risk of default may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies or additional collateral.

However, because the full and timely payment of the principal of and interest on the Agency Securities is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America, losses and defaults on the underlying mortgage loans will impact the rate and timing of prepayments on the Agency Securities, but will not result in a loss of the principal of or interest on such Agency Securities.

In addition, the rate and timing of prepayments on the Agency Securities and underlying mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365. Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Accordingly, to the extent not covered by the terms of an agency security, prepayments will reduce the yield to maturity of the securities. See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the Agency Securities in a given trust may vary. The prospectus supplement for a series of securities will contain information regarding the types and maturities of the Agency Securities in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related Agency Securities will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans and Agency Securities are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the Agency Securities and the underlying mortgage loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the Agency Securities (or the underlying mortgage loans) underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor or the sponsor that have been compiled for prepayment experience on Agency Securities and the underlying mortgage loans indicate that while some Agency Securities and the underlying mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the Agency Securities (or its underlying mortgage loans) underlying a series of securities, the prepayment rate is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those Agency Securities (or its underlying mortgage loans). Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Mortgage loans with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property. In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan. This assumption would have the effect of extending the average life of the mortgage loan. FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

If stated in the prospectus supplement relating to a specific series of securities, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement. For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder. In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust.

The Deposit Trust Agreement

General

The following summary of material provisions of the deposit trust agreement does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the form of deposit trust agreement filed as an exhibit to the registration statement of which this prospectus is a part. Wherever references to particular sections or defined terms of the deposit trust agreement appear in this prospectus, those sections or defined terms are incorporated in this prospectus by reference as part of the statement made and the statement is qualified in its entirety by such reference.

The actual deposit trust agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC in connection with the initial issuance of the securities and a copy of the deposit trust agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

So long as the depositary for a global security, or its nominee, is the owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual securities that the global security represents for all purposes under the deposit trust agreement governing the securities. Except as otherwise described in this prospectus, owners of beneficial interests in a global security will not be entitled to have the individual securities that the global security represents registered in their names, will not receive or be entitled to receive physical delivery of any of those securities and will not be considered the certificateholders under the deposit trust agreement. Because the depositary can act only on behalf of the institutions that have accounts with it, the ability of a holder of any security to pledge that security to persons or entities that do not participate in the depositary’s system, or to otherwise act with respect to that security, may be limited due to the lack of a physical security certificate.

Payments of principal of and premium, if any, and any distributions on individual securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the certificateholder of the global security. None of the depositor, the trustee or securities administrator for the securities will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for trust certificates of a particular series, upon receipt of any payment of principal, premium or distributions in respect of a definitive global security representing any of the securities, will immediately credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositary also expects that payments by institutions that have accounts with it to owners of beneficial interests in the global security held through those institutions will be registered in “street name” and will be the responsibility of those institutions.

Assignment of Primary Assets

Primary Assets will be conveyed by the depositor to a trust. Pass-through certificates representing interests in a trust will be issued, and the related trust will be created, pursuant to a deposit trust agreement among the depositor, the trustee, the securities administrator, and any other parties identified in the applicable prospectus supplement.

The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the deposit trust agreement. The deposit trust agreement does not provide for the removal or substitution of the Agency Securities deposited in the trust.

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trust. The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian or securities administrator on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

With respect to each Agency Security that is in certificated form, the depositor will deliver or cause to be delivered to the trustee or the securities administrator the original certificate or other definitive evidence of the Agency Security, together with bond powers or other instruments, certifications or documents required to transfer fully the Agency Security to the trust for the benefit of the certificateholders. With respect to each Agency Security that is in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”), the depositor and the trustee or the securities administrator will cause the Agency Security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trust for the benefit of the securityholders. The deposit trust agreement will require that the depositor or the trustee or the securities administrator promptly cause any Agency Security in certificated form not registered in the name of the trust to be re-registered, with the applicable persons, in the name of the trust.

The trustee or a securities administrator will administer the assets comprising any trust including Agency Securities pursuant to a deposit trust agreement among the depositor, the trustee and a securities administrator (if there is one), and will receive a fee for these services. Neither the trustee nor the securities administrator will have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust in certain eligible investments in compliance with the deposit trust agreement. Neither the trustee nor the securities administrator will have any responsibility for distributions on the securities, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related securities without deduction. In accordance with the applicable trust agreement, the trustee or the securities administrator also may make the following distributions out of the assets of the trust:

•	any applicable administration fees payable to the trustee or the securities administrator, as applicable,

•	certain expenses of the trustee or the securities administrator, as applicable, if any, in connection with legal actions relating to the Agency Securities,

•	any applicable withholding tax required to be withheld by the trustee or the securities administrator, and

•	as otherwise described in the related prospectus supplement.

At the time any series of securities is issued, the depositor will cause the underlying Agency Securities and any other deposited assets to be assigned and delivered to the trustee for deposit in the related trust, together with all principal, premium, if any, and interest received by or on behalf of the depositor on or with respect to those underlying Agency Securities and other assets deposited in the trust after the cut-off date specified in the prospectus supplement, other than principal, premium, if any, and interest due on or before the cut-off date and other than any retained interest. Concurrently with that assignment, the depositor will execute, and the trustee will authenticate and deliver, securities to the depositor in exchange for the Agency Securities. Each Agency Security and any other asset deposited in the trust will be identified in a schedule to the deposit trust agreement. The schedule will include summary identifying information with respect to each Agency Security and other deposited asset as of the cut-off date. The schedule will include, to the extent applicable, information regarding the payment terms, any retained interest, the maturity or term, any rating, and any other material information with respect to any concentrated underlying securities.

In addition, the depositor will, with respect to each Agency Security and other deposited asset, deliver or cause to be delivered to the trustee, all documents necessary to transfer to the trustee ownership of the Agency Securities. The trustee will hold those documents in trust for the benefit of the certificateholders.

The depositor’s assignment of the Agency Securities and the other assets assigned to the trust will be without recourse. The depositor will represent and warrant that at the time of such conveyance its interest in such Agency Securities and other assets is free and clear of any lien, pledge, encumbrance, right, charge, claim or other security interest created by the depositor.

The Deposit Trust Agreement

Each series of pass-through certificates will be issued pursuant to the deposit trust agreement. The provisions of this section will generally be applicable to a deposit trust agreement.

Investment of Funds

Funds on deposit in the collection account, distribution account and any other accounts for a series of securities that may be invested by or on behalf of the trustee may be invested only in “eligible investments” acceptable to each rating agency. Eligible investments will consist of the following:

•	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or bankers’ acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•	commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

Eligible investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for that series are required to be remitted to the trustee, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, a securities administrator or another party and not available for distributions to securityholders.

Deficiency Event

Under a deposit trust agreement, a deficiency event (a “Deficiency Event”) is the inability of the trustee to distribute to holders of one or more classes of securities issued thereunder in accordance with the terms of the securities and the deposit trust agreement, any payment of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related trust. Upon the occurrence of a Deficiency Event, the trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular distribution dates) of all future scheduled payments on the Agency Securities included in the related trust and other amounts receivable with respect to such trust towards payments on such securities in accordance with the priorities as to distributions of principal and interest set forth in the securities will be sufficient to make distributions of interest at the applicable rates and to distribute in full the principal balance of each such security on or before the latest final distribution date of any outstanding securities.

The trustee may, but need not, obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such trust to make such distributions on the outstanding securities, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the securities shall continue to be made in accordance with their terms.

In the event that the trustee makes a positive determination of sufficiency, the trustee will apply all amounts received in respect of the related trust (after payment of fees and expenses of the trustee and accountants for the trust) to distributions on the securities in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following such positive determination, the trustee may resume making distributions on such securities expressly in accordance with their terms.

If the trustee is unable to make the positive determination described above, the trustee will apply all amounts received in respect of the trust (after payment of trustee and accountants’ fees and expenses) to monthly distributions on the related securities pro rata, without regard to the priorities as to distribution of principal set forth in such securities, and such securities will, to the extent permitted by applicable law, accrue interest at the highest rate borne by any of such securities, or in the event any securities shall accrue interest at a floating rate, at the weighted average rate, calculated on the basis of the maximum interest rate applicable to the class having such floating interest rate and on the original principal amount of the securities of that class. In such event, the holders of a majority in outstanding principal balance of such securities may direct the trustee to sell the related trust, any such direction being irrevocable and binding upon the holders of all securities and upon the owners of the residual interest in such trust. In the absence of such a direction the trustee may not sell all or any portion of such trust.

Events of Default

An event of default with respect to a series of securities is defined in the deposit trust agreement as being:

•	a default by depositor in the observance of any covenant in the deposit trust agreement, and the continuation of any such default for a period of thirty days after notice to the depositor by the trustee, or to the depositor and the trustee by either the holders of at least 25% in principal amount of the securities outstanding or by the holders of at least 25% of the residual interests in the related trust;

•	any representation or warranty made on behalf of the depositor in the deposit trust agreement or in any certificate delivered pursuant thereto having been incorrect in a material respect as of the time made, which inaccuracy is not cured within thirty days after notice thereof is given to the depositor by the trustee or to the depositor and the trustee by the holders of at least 25% of the aggregate original principal amount of the outstanding securities or by the holders of not less than 25% of the residual interest in the related trust; or

•	certain events of bankruptcy, insolvency, receivership or reorganization of the depositor.

In case an Event of Default should occur and be continuing with respect to a series of securities, the trustee or holders of at least 25% in aggregate principal amount of the securities then outstanding or holders of not less than 25% of the residual interests in the related trust may terminate all of the rights and obligations of the depositor under the deposit trust agreement. All authority and power of the depositor shall thereupon be vested in the trustee.

Within 90 days after the occurrence of any Deficiency Event or event of default (a “default”) known to the trustee for a series of securities, the trustee must give notice of such default or Deficiency Event to the holders of such series of securities, unless such default shall have been cured or waived; provided, however, that except in the case of the occurrence of a Deficiency Event, the trustee shall be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of such series of securities; and provided, further, that in the case of any default involving a default by the depositor in its covenants or representations and warranties in the deposit trust agreement, no such notice shall be given until at least 30 days after the occurrence thereof.

Amendment

In general, subject to the provisions of the particular deposit trust agreement, the deposit trust agreement may be amended by the parties to that agreement, without the consent of the securityholders:

•	to cure any ambiguity,

•	to correct or supplement any provision in the deposit trust agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error,

•	to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization,

•	to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies),

•	to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies, and

•	to make any other provisions with respect to matters or questions arising under the deposit trust agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

Termination

The obligations of the depositor and the trustee created by the deposit trust agreement for each series will terminate upon the distribution to securityholders and owners of the residual interests in the related trust of all amounts held in the collection account and required to be paid to them pursuant to the trust after the maturity or other liquidation of the last Agency Security and eligible investment subject thereto. The deposit trust agreement for each series of securities will also permit, but not require, the depositor to effect early termination of the related trust under the circumstances specified therein. In no event, however, will the trust created by any deposit trust agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such deposit trust agreement. The trustee will give written notice of termination of the deposit trust agreement to each securityholder for the related series, and the final distribution on each security of such series will be made only upon surrender and cancellation of such security at an office or agency of the trustee specified in the notice of termination.

Voting Rights

Voting rights under the deposit trust agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an other party identified in the prospectus supplement.

Control of Securityholders; Remedies of Securityholders

Certificateholders evidencing at least 25% of the then outstanding aggregate principal balance of the securities of a series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee under the deposit trust agreement; provided, however, that:

•	such direction shall not be in conflict with any rule of law and would not involve the trustee in personal liability or expense;

•	the trustee shall not determine that the action so directed would be unjustly prejudicial to the securityholders of such series not taking part in such direction; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

Notwithstanding anything to the contrary contained herein, the trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the deposit trust agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities (except to the extent such exercise constitutes a duty or obligation of the trustee (including without limitation as authorized representative) under the express provisions of the deposit trust agreement absent any securityholder request, order or direction) covered by the deposit trust agreement, unless the securityholders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

Limitations on Rights of Securityholders

Unless otherwise specified in the particular deposit trust agreement, no securityholder will have the right to institute any proceedings with respect to the deposit trust agreement, unless:

•	such securityholder previously has given to the trustee written notice of an event of default,

•	the holders of not less than 25% in aggregate principal amount of the outstanding securities have made written request of the trustee to institute such proceedings in its own name as trustee and have offered the trustee reasonable indemnity;

•	the holders of not less than 25% of the residual interests in the related trust have made written request of the trustee to institute such proceedings in its own name as trustee and shall have offered the trustee reasonable indemnity; and

•	the trustee has for 60 days neglected or refused to institute any such proceeding.

Evidence as to Compliance

The deposit trust agreement will require with respect to each series of securities, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance each series of securities, the trustee and the securities administrator to deliver to the depositor an assessment of compliance (or other such form that may be reasonably requested by the depositor from the trustee and the securities administrator to conform to the requirements of Regulation AB) that contains the following:

(i) a statement of the trustee’s or the securities administrator’s responsibility for assessing compliance with the servicing criteria applicable to it under the deposit trust agreement;

(ii) a statement that the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) were used to assess compliance with the applicable servicing criteria under the deposit trust agreement;

(iii) an assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the assessor; and

(iv) a statement that a registered public accounting firm has issued an attestation report on the assessor’s assessment of compliance with the applicable servicing criteria under the deposit trust agreement during and as of the end of the prior calendar year.

For each series of securities, the trustee or the securities administrator, as applicable, shall cause a firm of independent certified public accountants to deliver to the depositor a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance, a report that attests to, and reports on, its assessment of compliance, which attestation report shall be made in accordance with the requirements of Rule 15d-18 under the Exchange Act.

The deposit trust agreement will also require, within a reasonable period of time after the end of each calendar year, commencing with the year following the year of issuance of the securities, the trustee and the securities administrator to deliver to the depositor a statement of compliance addressed to the depositor and signed by an authorized officer of it, to the effect that (i) a review of its activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the deposit trust agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, it has fulfilled all of its obligations under the deposit trust agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Securityholders can obtain copies of the annual accountants’ statement, if any, and the statement of officers of the trustee without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

The Trustee

General

The trustee under the deposit trust agreement for a series of securities will be identified in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have banking relationships with or provide financial services to, the depositor, any administrative agent and their respective affiliates.

The trustee makes no representations as to the validity or sufficiency of the deposit trust agreement, the securities of any series or any Agency Securities or the other assets deposited in the trust. The trustee is not accountable for the use or application of any of the securities or the Agency Securities and other assets deposited in the trust, or their proceeds by the depositor. The trustee is required to perform only those duties specifically required under the deposit trust agreement with respect to each series of securities.

Each trustee’s liability in connection with the issuance and sale of a series of securities and its administration of the trust will be limited as provided in the deposit trust agreement, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the deposit trust agreement. Unless otherwise provided in the deposit trust agreement, a trustee may resign at any time, in which event the depositor or other party so designated will be obligated to appoint a successor trustee. A trustee may be removed by the depositor or by a majority or supermajority of securityholders, to the extent provided in the deposit trust agreement.

To the extent specified in the applicable prospectus supplement and deposit trust agreement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the deposit trust agreement will provide that the trustee may appoint agents to perform certain functions from time to time.

The following will be applicable to a trustee in connection with a deposit trust agreement.

Duties of the Trustee

The trustee will be required to perform only those duties specifically required of it under the deposit trust agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the deposit trust agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the securities administrator or any other party.

The trustee will not have any liability arising out of or in connection with the deposit trust agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the deposit trust agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will not be responsible for:

•	any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities,

•	the payment of any insurance related to the securities, the Agency Securities or the underlying mortgage loans or

•	the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account.

The trustee is not responsible for the validity of the deposit trust agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

No provision of any deposit trust agreement, the securities of the related series or any Agency Security will give rise to any recourse against the trustee in its individual capacity, and the trustee will not have any personal obligation, liability or duty whatsoever to any holder of the securities of the related series, any owner of the residual interest in the related trust or any other person with respect to any such claim, except for such liability as is finally determined to have resulted from the trustee’s own negligence, bad faith or misconduct.

Expenses and Indemnities of the Trustee

The trustee will be entitled to reimbursement from the trust of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the deposit trust agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the deposit trust agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the deposit trust agreement or in connection with the performance of its duties under the deposit trust agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the deposit trust agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections on the assets of the trust prior to distribution of any amounts to securityholders.

Resignation of Trustee

The trustee may, upon written notice to the depositor and any securities administrator, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if:

•	the trustee ceases to be eligible to continue to act as trustee under the deposit trust agreement,

•	the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed,

•	a tax is imposed or threatened with respect to the trust by any state in which the trustee or the trust held by the trustee is located; or

•	the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of securities.

In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of securities upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all securityholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Securities Administrator

A securities administrator will be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee under a deposit trust agreement. The securities administrator shall at all times be a corporation or national banking association, in each case authorized to exercise corporate trust powers. The entity serving as securities administrator may have normal banking relationships with the depositor and its affiliates. The securities administrator may also act as the trustee for a series of securities. The securities administrator will be regarded as the “servicer” of the trust for purposes of Item 1101(j) of Regulation AB under the Securities Act.

Duties of the Securities Administrator

The securities administrator makes no representations as to the validity or sufficiency of the deposit trust agreement, the securities or of any Agency Security or underlying mortgage loan or related documents. If no event of default (as defined in the deposit trust agreement) has occurred, the securities administrator is required to perform only those duties specifically required of it under the deposit trust agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the securities administrator is required to examine them to determine whether they are in the form required by the deposit trust agreement.

The securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the securities administrator will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders upon an event of default. The securities administrator is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the deposit trust agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Securities Administrator

The securities administrator may, upon written notice to the depositor or the trustee, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor securities administrator. If no successor securities administrator has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning securities administrator or the securityholders may petition any court of competent jurisdiction for appointment of a successor securities administrator.

The securities administrator may also be removed at any time:

•	if the securities administrator becomes bankrupt or insolvent;

•	if the securities administrator fails to observe or perform in any material respect any of the covenants or agreements contained in the deposit trust agreement; or

•	by the securityholders of securities evidencing more than a specified percentage of the aggregate outstanding principal amount of the securities issued by the trust upon written notice to the securities administrator and the depositor.

Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

Expenses and Indemnities of the Securities Administrator

The Securities Administrator will be entitled to reimbursement from the trust of all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with the deposit trust agreement, except for expenses, disbursements and advances incurred by it in the routine administration of its duties under the deposit trust agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Securities Administrator will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the performance of its duties under the deposit trust agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the deposit trust agreement.

Securities Administration Account

The securities administrator may establish a separate account (the “securities administration account”) in its own name for the benefit of the securityholders. The securities administration account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series in eligible investments or the funds may be required not to be invested, in each case pursuant to the terms of the deposit trust agreement. If specified in the prospectus supplement, the securities administrator will be entitled to receive as additional compensation, any interest or other income earned on funds in the securities administration account. The securities administrator will deposit into the securities administration account on the business day received all funds received by it with respect to the Agency Securities. As further provided in the prospectus supplement, the securities administrator is permitted from time to time to make withdrawals from the securities administration account for each series to remove amounts deposited therein in error, to pay to the expenses of the trust to reimburse itself and the trustee for any amounts reimbursable under the terms of the deposit trust agreement, to make deposits to any reserve fund, to make regular payments for deposit in the distribution account, and to clear and terminate the securities administration account.

Reports to Securityholders

The deposit trust agreement will provide that on each distribution date, the trustee or the securities administrator will make available (or cause to be made available) to each securityholder of record a statement or statements, based (if applicable) on information provided by the depositor, setting forth generally the following information, to the extent applicable and to the extent specified in the deposit trust agreement:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•	the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee and the securities administrator, for such distribution date;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

•	the principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	the notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	the pool balance as of such distribution;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants; and

•	such other information as is required under the deposit trust agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year. This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee or such other party specified in the related prospectus supplement will make available each month, to any interested party, the monthly statements to securityholders via the trustee’s (or such other party’s) Internet website. Securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages and deeds of trust. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note but does not have priority over the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are generally two parties to a mortgage: the borrower, who is the obligor under the loan and the property owner, and the mortgagee, who is the lender. In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the obligation to repay the mortgage loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness may either be paid to the borrower or applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory advance” or “optional advance.” If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement or the filing of a financing statement relating thereto in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or leasehold interest or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “— Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements generally also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and frequently, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay the senior lender from taking action to foreclose. In certain circumstances, subject to the court’s approval, a debtor in a case under the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

In addition, under the Bankruptcy Code, if a court determines that the value of the mortgaged property is less than the principal balance of the loan, the amount of the secured indebtedness will be reduced to the value of the mortgaged property as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and, except in the case of a mortgage loan secured by an individual debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property. In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that affected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus,

“deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule). A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding, creditors may seek the recovery (as a preferential transfer) of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under Chapter 11 or Chapter 13 of the Bankruptcy Code.

Due-on-Sale Clauses

The enforceability of “due-on-sale” clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator,” provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.” The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA. CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.” The definition of “hazardous substances” under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, none of the depositor, the sponsor or any trustee, or any of their respective affiliates, makes any representations or warranties or assumes any liability with respect to: the environmental condition of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the depositor, the sponsor or any trustee, or any of their respective affiliates, authorized or able to make any such representation, warranty or assumption of liability relative to any such mortgaged property.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (together with any similar state or local law or regulation, the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans. In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455. The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience. Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans. Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state’s usury law would not apply to the residential mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as assets of a trust if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question. Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium. A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.

FHA Insurance and VA Guaranty

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage. These programs generally limit the principal balance of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings. Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower. Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date. In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements. In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee. The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions. Implementing regulations which restate the statute were issued by HUD on April 26, 2005, and became effective on May 26, 2005.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan. Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”). In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion has been prepared with the advice of Miller, Canfield, Paddock and Stone, P.L.C., special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•	“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•	“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

General

This discussion addresses only REMIC securities.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “— Special Tax Attributes,” “— Backup Withholding” and “— Reportable Transactions” below address all types of securities.

With respect to each series of REMIC securities, Miller, Canfield, Paddock and Stone, P.L.C. will deliver its opinion that, assuming compliance with all provisions of the related trust agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.” REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “— Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual securities is discussed under “— REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean REMIC regular securities. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code (“OID”). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date (provided that this date is within one year of the issue date).

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities by their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. It is possible, although not certain, that a Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner’s basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “— Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater than its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the expected recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (likely equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “— Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, then: (1) the rule requiring the owner to recognize ordinary income upon the disposition of a market discount bond to the extent of the accrued market discount would not apply; and (2) the owner would include the accrued market discount on any market discount bond in gross income for the tax years to which the market discount is attributable. The amount of accrued market discount that is includible in income for a taxable year may be determined under the “ratable accrual method” or the “constant interest rate method” as set forth in Section 1276(b) of the Code. An election under Section 1278(b) of the Code will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without

OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than the sum of all amounts payable on the Debt Security after the date of purchase (other than payments of Qualified Stated Interest) will have a premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non- pro rata security”). In the case of a non- pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non- pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non- pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the” pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the

Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a non-corporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been reported as ordinary income by the Security Owner with respect to the REMIC regular security if the yield on such REMIC regular security equaled 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in the Security Owner’s gross income with respect to the REMIC regular security.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuing entity of the Debt Securities or a controlled foreign corporation with respect to which the issuing entity of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that beneficially owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be “portfolio income” for purposes of Section 469 of the Code governing passive loss limitations.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the

REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, (1) the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “— Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Payments

Payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”) are recognized as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest. Inducement fees constitute income from sources within the United States.

Disqualified Organizations

If a Residual Owner transfers a REMIC residual certificate to a disqualified organization, the Residual Owner will be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “— Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual securities and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (1) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (2) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (3) the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (4) either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. If you are a Residual Owner, we encourage you to consult your tax advisor concerning the safe harbor rules before undertaking a transfer of a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “— Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “— Special Tax Attributes” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Special Tax Attributes

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of

1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities may evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying prospectus supplement. See “General” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transactions

Under the Code, a penalty is imposed on a taxpayer that fails to disclose a “reportable transaction.” Although a detailed description of the term “reportable transaction” is beyond the scope of this summary, this term generally includes: (1) listed transactions; (2) certain loss transactions; (3) confidential transactions; (4) transactions with contractual protection; and (5) transactions of interest.

A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case (and higher in the case of “listed transactions”). Prospective investors in the securities are encouraged to consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage prospective investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended, imposes requirements on pension, profit-sharing, and other employee benefit plans to which it applies, and contains standards for persons who are fiduciaries of those plans. In addition, the Code provides similar requirements and standards which are applicable to these types of plans and to individual retirement accounts, whether or not subject to ERISA (each, a “Benefit Plan”).

A fiduciary of a Benefit Plan should carefully consider fiduciary standards under ERISA regarding the Benefit Plan’s particular circumstances before authorizing any investment, purchase or similar transaction related to this Registration Statement or the offerings referenced herein (sometimes referred to herein as an “Interest”). The determination of a fiduciary is not always clear; for example, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a particular type of plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation is generally considered to be a fiduciary of a plan. Among other things, including whether an investment complies with ERISA, the Code and any applicable other laws (e.g., state laws) and fiduciary concerns in general, a fiduciary should consider (a) whether the investment satisfies the prudence requirements of Section 404(a)(1)(B) of ERISA, (b) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA and (c) whether the investment is in accordance with the documents and instruments governing the Benefit Plan as required by Section 404(a)(1)(D) of ERISA. Concepts such as the delegation of control, the overall risks associated with the investment and lack of liquidity are important considerations.

A fiduciary should also consider whether the acquisition of an Interest might result in direct or indirect non-exempt prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. In deciding on the existence of a prohibited transaction, a fiduciary must determine whether “plan assets” are involved in the transaction. Section 406 of ERISA and Section 4975 of the Code prohibit certain plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and/or ownership of an Interest by certain plans may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Certain “underwriter exemptions” may also be available, but the applicability of such an exemption is typically limited. Legal counsel should be consulted if such an exemption is desired.

If a prohibited transaction occurs for which no exemption is available, an investor could be required to (i) restore to the plan any profit realized on the transaction and (ii) reimburse the plan for any losses suffered by the plan, as a result of the investment. In addition, “disqualified persons” could be subject to a severe excise tax, including an additional tax if the transaction remains uncorrected. With respect to an IRA that invests in the Interests, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Due to the complexity of the prohibited transaction rules and the penalties imposed upon persons involved in prohibited transactions, Benefit Plans (including IRA investors) are encouraged to consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of Interests.

If certain circumstances occur (e.g., requisite amounts of Interests are purchased by “benefit plan investors”), the “plan asset” rules of ERISA could apply in a different way (e.g., to include certain underlying assets). In that case, compliance with the fiduciary provisions of the Code and ERISA would apply. These plan asset rules were recently supplemented by the Pension Protection Act of 2006. Benefit Plans need to pay particular attention to the “plan asset” rules and the related Department of Labor regulations.

Benefit Plan investors should pay particular attention to the foregoing precautionary discussion when securities of a series are desired to be purchased with the assets of a Benefit Plan if the sponsor, the depositor, the trustee, the securities administrator, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each fiduciary is encouraged to consult with his, her or its legal advisor concerning the considerations discussed above before purchasing an Interest. Laws similar to those referenced above may govern the investment of assets of governmental, church or non-U.S. plans and may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code (if ERISA and the Code do not also apply). Accordingly, fiduciaries of such plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on the purchase of an Interest. All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular Interest.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of an Interest will be deemed to represent and warrant to the issuing entity that either (1) it is not a Benefit Plan or a plan subject to similar law or (2) it is a Benefit Plan and its acquisition and holding of such Interest satisfy the requirements for exemptive relief under a particular prohibited transaction class exemption, or a similar administrative or statutory exemption, will not result in a non-exempt violation of similar law, and to further represent, warrant and covenant that it will not transfer such Interest in violation of the foregoing.

The sale of any of the Interests to a Benefit Plan will not constitute a representation by the depositor, the underwriters, the trustee or any similar party that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

THE FOREGOING IS MERELY A SUMMARY OF SOME IMPORTANT CODE AND ERISA CONSIDERATIONS AFFECTING POTENTIAL PURCHASES OF INTERESTS AND IS NOT INTENDED TO CONSTITUTE TAX OR ERISA ADVICE TO ANY PROSPECTIVE PERSON OR ENTITY. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE PROVISIONS DISCUSSED OR A COMPLETE LISTING OF ALL POTENTIAL TAX OR ERISA CONSIDERATIONS OR OF ALL POTENTIAL RELATED RISKS INHERENT IN PURCHASING OR OWNING AN INTEREST. EACH BENEFIT PLAN FIDUCIARY OR OTHER PROSPECTIVE PURCHASER IS ENCOURAGED TO CONSULT HIS, HER OR ITS LEGAL AND TAX ADVISOR CONCERNING THE CONSIDERATIONS DISCUSSED ABOVE BEFORE MAKING AN INVESTMENT. NO OPINION WITH REGARD TO ERISA CONSEQUENCES HAS BEEN REQUESTED OR GIVEN IN CONNECTION WITH THIS OFFERING. THE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF THE INTERESTS FOR BENEFIT PLANS THAT ARE SUBJECT TO SPECIALIZED RULES ARE ESPECIALLY COMPLEX AND THEREFORE, SUCH PERSONS ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR TAX AND LEGAL ADVISORS BEFORE PURCHASING THE INTERESTS.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. That class, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The National Credit Union Association (“NCUA”) has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the “OTS,” has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features. One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement. The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-

risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors are encouraged to consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of the securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the securities.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters. Offerings made through underwriters will be made by negotiated firm commitment or best efforts underwriting and public re-offering by the underwriters. The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each class within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal. Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered by this prospectus will be passed upon for the depositor by Miller, Canfield, Paddock and Stone, P.L.C., 840 West Long Lake Road, Suite 200, Troy, Michigan 48098. Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus. The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series. Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Static Pool Information

The sponsor may make available any material static pool information as required under the SEC’s rules and regulations. The static pool data is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool data relates to (a) any trust that was established before January 1, 2006 and (b) with respect to any information relating to assets of any trust established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

Static pool information with respect to the sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool. The static pool information related to a trust will include information, to the extent available and material, relating to prepayments of Agency Securities.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool will be provided. This information may include, among other things (in each case by pool or vintage year): the number of Agency Securities; the original balance for each Agency Security; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; and the Agency Security type(s).

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to: (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-157976). This prospectus is a part of the registration statement, but the registration statement includes additional information. The registration statement and the exhibits thereto, and reports and other information filed under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the depositor’s website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “The Deposit Trust Agreement — Reports to Securityholders.”

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c) or 15(d) of the Exchange Act, that relates to a trust for a series of securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to a trust for any series of securities will automatically update and supersede this information. With respect to any trust for a series of securities, all current reports on Form 8-K relating to such trust, all asset-backed issuer distribution reports on Form 10-D relating to such trust, and all annual reports on Form 10-K relating to such trust, including any amendments to such reports, filed by on behalf of such trust by the depositor with the SEC subsequent to the date of the related prospectus supplement and prior to the termination of the offering of the related securities, shall be deemed to be incorporated by reference into the related prospectus supplement.

The submission of the documents and reports identified above will be accomplished by the depositor, or if applicable, the party specified in the deposit trust agreement, as described in the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Commerce Street Pantheon Mortgage Asset Securitizations LLC, 1700 Pacific Avenue, Suite 2020, Dallas, Texas 75201, Attention: Secretary.

Reports to Securityholders and to the SEC

Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “The Deposit Trust Agreement — Reports to Securityholders.”

Additionally, periodic and annual reports will be filed with the SEC required by the Exchange Act and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading “Additional Information.”

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying mortgage loans. These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

The rating is not, and should not be construed as, a recommendation to purchase, hold or sell securities. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page

1986 Act	65
accrual class	66
acquisition premium	67
AFR	64
Agency Securities	1
Asset Conservation Act	58
Bankruptcy Code	55
beneficial owner	33
Benefit Plan	78
benefit plan investors	79
book-entry securities	24
buydown	63
capital assets	64
CD Rate	28
CD Rate Calculation Date	29
CD rate Determination Date	28
CERCLA	58
certificateholders	35
clearing agency	33
clearing corporation	33
Clearstream	33
CMS Rate	32
CMS Rate Calculation Date	32
CMS Rate Determination Date	32
Code	64
Commercial Paper Rate	29
Commercial Paper Rate Calculation date	29
Commercial Paper Rate Determination date	29
Composite Quotations	29
condominium form	61
constant yield election	69
cooperative corporation	34
cooperative housing corporation	52
credit limit	51
Debt Securities	65
debt service reduction	56
Deficiency Event	42
deficient valuation	56
definitive securities	24
disqualified persons	79
distribution account	42
DTC	33
DTC Rules	35

Page

due on sale	39
electing large partnership	74
eligible investments	42
ERISA	8
Euroclear	33
Euroclear Operator	34
European Depositaries	34
excess inclusion	72
Exchange Act	22
Federal Funds Rate	30
Federal Funds Rate Calculation Date	30
Federal Funds Rate Determination Date	30
FHA	21
Foreign Person	64
future advance	50
Ginnie Mae	21
Ginnie Mae Certificate Issuer	20
Global Securities	I-1
Guaranty Agreement	20
H.15(519)	28
Housing Act	21
HUD	21
Index Maturity	28
indirect participants	33
inducement fees	73
Interest	7
Interest Accrual Period	28
Interest Reset Date	28
IRS	64
Issuing Entity	23
LIBOR	30
market discount bond	67
Money Market Yield	29
multi class series	25
NCUA	80
No-Bid	63
noneconomic	74
non-pro rata security	69
obligatory advance	51
offered securities	24
OID	65
OID Regulations	65
optional advance	51
OTS	81

Page

outstanding balance	53
PAC Method	66
participants	33
parties in interest	79
pass through entity	74
plan assets	79
portfolio income	71
portfolio interest	70
Primary Assets	19
Prime rate	31
prohibited transaction	65
pro rata payment	65
Qualified Stated Interest	66
qualifying liquidation	39
rating agency	9
Reuters Screen ISDAFIXI Page	33
Reuters Screen LIBO Page	30
Reuters Screen NYMF Page	31

RCRA	59
real estate assets	77
registered form	76
regular interests	64
Reigle Act	60
REIT	72
Relevant Depositary	34
Relief Act	59
Relief Act shortfalls	59
REMIC	8
REMIC regular security	65
REMIC residual certificate	65
reportable transaction	78
residential loans	77
residual interests	64
Residual Owner	65
retained interest	19
SBJPA of 1996	77
SEC	65
securities administration account	48
Security Owner	64
securityholder	35
single family property	21
SMMEA	8
Stripped Agency Securities	21
super-premium class	66

Page

tax avoidance potential	76
tax matters person	76
tenant-stockholder	52
Terms and Conditions	34
Tiered REMICs	77
TIN	I-4
Title V	60
Treasury Rate	31
Treasury Rate Calculation Date	32
Treasury Rate Determination Date	31
UCC	41
underlying mortgage loans	10
United States Person	I-4
U.S. Person	64
U.S. Withholding Agent	I-3
VA	21
VA Loans	21
withholding agent	70
wraparound mortgage	55

Annex I

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered securities (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage-backed securities issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and a DTC Participant.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a

Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry security through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. Withholding Agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. The trustee or the U.S. Withholding Agent receives a statement —

(a) from the holder on IRS Form W-8BEN (or any successor form) that —

(i) is signed by the securityholder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the securityholder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the securityholder or that another financial institution acting on behalf of the securityholder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the securityholder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the securityholder;

II. The holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. Withholding Agent;

III. The holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. Withholding Agent; or

IV. The holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. Withholding Agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Global Securities.

A holder holding book-entry securities through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (a “TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry securities through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. Provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. Provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. Is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$55,800
Trustee’s Fees and Expenses (including counsel fees)*	100,000
Printing and Engraving Costs*	100,000
Rating Agency Fees*	200,000
Legal Fees and Expenses*	200,000
Blue Sky Fees and Expenses*	100,000
Accounting Fees and Expenses*	100,000
Miscellaneous*	100,000

Total	$955,800

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15.	Indemnification of Directors and Officers.

The registrant’s certificate of formation provide that directors and officers of the registrant will be indemnified as permitted by Texas law. The registrant’s bylaws provide, in substance, that the registrant has the power, under specified circumstances, to indemnify its directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the underwriters and other persons.

Item 16.	Exhibits.

1	.1(1)	Form of Underwriting Agreement
3	.1(1)	Certificate of Formation of Commerce Street Pantheon Mortgage Asset Securitizations, LLC
3	.2(1)	Limited Liability Company Agreement of Commerce Street Pantheon Mortgage Asset Securitizations, LLC
4	.1(3)	Form of Deposit Trust Agreement
4	.2(3)	Description of Ginnie Mae guaranty of the full and timely payment of principal of and interest on Ginnie Mae certificates
5	.1(3)	Opinion of Miller, Canfield, Paddock and Stone, P.L.C. as to legality (including the consent of such firm)
8	.1(3)	Opinion of Miller, Canfield, Paddock and Stone, P.L.C. with respect to tax matters (including the consent of such firm)
23	.1(3)	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibits 5.1 and 8.1)
24	.1(1)	Powers of Attorney of officers and directors of Commerce Street Pantheon Mortgage Asset Securitizations, LLC (included in the signature pages to the initial filing of this Registration Statement)

(1)	Previously filed.

(2)	To be filed by amendment.

(3)	Filed herewith.

Item 17.	Undertakings

A. Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement; and

provided, further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR §229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D. Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or

(4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertaking regarding the qualification of trust indentures under the Trust Indenture Act for delayed offerings.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

F. Undertaking in respect of filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

G. Undertaking in respect of filings regarding asset-backed securities that provide certain information through an Internet web site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 8th day of June, 2009.

Commerce Street Pantheon Mortgage Asset
Securitizations, LLC

By:	/s/ James B. Gardner
Name:     James B. Gardner

Title:	Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Gardner James B. Gardner	Manager	June 8, 2009

/s/ G. Nolan Smith G. Nolan Smith, CFA	Manager President and Chief Executive Officer (Principal Executive Officer)	June 8, 2009

/s/ Jacob W. Thompson Jacob W. Thompson	Manager (Principal Financial Officer and Principal Accounting Officer)	June 8, 2009

EXHIBIT INDEX

1	.1(1)	Form of Underwriting Agreement
3	.1(1)	Certificate of Formation of Commerce Street Pantheon Mortgage Asset Securitizations, LLC
3	.2(1)	Limited Liability Company Agreement of Commerce Street Pantheon Mortgage Asset Securitizations, LLC
4	.1(3)	Form of Deposit Trust Agreement
4	.2(3)	Description of Ginnie Mae guaranty of the full and timely payment of principal of and interest on Ginnie Mae certificates
5	.1(3)	Opinion of Miller, Canfield, Paddock and Stone, P.L.C. as to legality (including the consent of such firm)
8	.1(3)	Opinion of Miller, Canfield, Paddock and Stone, P.L.C. with respect to tax matters (including the consent of such firm)
23	.1(3)	Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibits 5.1 and 8.1)
24	.1(1)	Powers of Attorney of officers and directors of Commerce Street Pantheon Mortgage Asset Securitizations, LLC (included in the signature pages to the initial filing of this Registration Statement)

(1)	Previously filed.

(2)	To be filed by amendment.

(3)	Filed herewith.